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As filed with the Securities and Exchange Commission on March 1, 2013

Registration No. 333-182515

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 2 to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CBL & ASSOCIATES PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	62-1545718 (I.R.S. Employer Identification No.)

CBL Center
2030 Hamilton Place Blvd., Suite 500
Chattanooga, Tennessee 37421-6000
(423) 855-0001
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Stephen D. Lebovitz
President and Chief Executive Officer
CBL Center, Suite 500
2030 Hamilton Place Blvd.
Chattanooga, Tennessee 37421
(423) 855-0001
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies To:
Steven R. Barrett, Esq. Husch Blackwell LLP 736 Georgia Avenue, Suite 300 Chattanooga, Tennessee 37402 (423) 266-5500	Yaacov M. Gross, Esq. Goulston & Storrs 750 Third Avenue, 22nd Floor New York, New York 10017 (212) 878-6900

            Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

            If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

            If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

Preferred Stock (par value $.01 per share)	(1)	(1)	(1)	$0

Common Stock (par value $.01 per share)	(1)(2)	(1)	(1)	$0

Depositary Shares, representing Preferred Stock (par value $.01 per share)	(1)(3)	(1)	(1)	$0

Warrants	(1)	(1)	(1)	$0

Debt Securities	(1)	(1)	(1)	$0

Rights	(1)	(1)	(1)	$0

Units	(1)(4)	(1)	(1)	$0

(1)
An unspecified aggregate offering price or number of the securities of each identified class is being registered, as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in Units or represented by Depositary Shares. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

(2)
There is also being registered hereunder (i) an indeterminate number of shares of Common Stock that may be offered and sold from time to time for the account of persons other than the Registrant and (ii) an indeterminate number of shares of Common Stock as shall be issuable upon exercise of Common Stock Warrants or conversion of Preferred Stock registered hereunder.

(3)
To be represented by Depositary Receipts representing an interest in Preferred Stock.

(4)
There is being registered an indeterminate amount and number of Units to be issued under a unit agreement, representing an interest in two or more securities, which may or may not be separable from one another.

EXPLANATORY NOTE

        Effective July 3, 2012, CBL & Associates Properties, Inc. (the "Company") filed an Automatic Shelf Registration Statement on Form S-3, File No. 333-182515, for the registration of an unspecified aggregate offering price or number of the securities of each class identified therein as being registered, as may from time to time be offered at indeterminate prices (the "Original Registration Statement"). The Original Registration Statement previously was amended by Post-Effective Amendment No. 1 thereto filed on September 20, 2012 (as so amended, the "Registration Statement").

        The Company is filing this Post-Effective Amendment No. 2 to the Registration Statement solely (i) to update the information contained in those sections of the prospectus included in Part I of the Registration Statement titled "Ratio Of Earnings To Fixed Charges and Ratio Of Earnings To Combined Fixed Charges And Preferred Stock Dividends," "Risk Factors," "CBL & Associates Properties, Inc.," "Legal Matters" and "Experts" to reflect information that is current as of December 31, 2012; (ii) to amend the "Description of Capital Stock" section of the prospectus included in Part I of the Registration Statement to (A) reflect the redemption on November 5, 2012 of all 460,000 outstanding shares of the Company's 7.75% Series C Cumulative Redeemable Preferred Stock ("Series C Shares"), and all outstanding depositary shares, each representing 1/10th of a Series C Share and (B) add a description of the terms of the Company's 6.625% Series E Cumulative Redeemable Preferred Stock, and the related depositary shares, each representing 1/10th of a share of such stock, which were issued and sold in October 2012; (iii) to amend the "Material U.S. Federal Income Tax Considerations" section of the prospectus included in Part I of the Registration Statement to update certain disclosures therein to correspond to current law; (iv) to change the date on the cover page of the prospectus included in Part I of the Registration Statement to March 1, 2013, to correspond to the date of this post-effective amendment; and (v) to reflect the additional exhibits incorporated into the Registration Statement since the filing of Post-Effective Amendment No. 1 thereto and to include the additional required consent of Deloitte & Touche LLP. Accordingly, this Post-Effective Amendment No. 2 amends only the cover page and the sections entitled "Ratio Of Earnings To Fixed Charges and Ratio Of Earnings To Combined Fixed Charges And Preferred Stock Dividends," "Risk Factors," "CBL & Associates Properties, Inc.," "Description of Capital Stock," "Material U.S. Federal Income Tax Considerations," "Legal Matters" and "Experts" in the prospectus in Part I of the Registration Statement and Item 16 of Part II of the Registration Statement and the related Exhibit Index. This Amendment does not update, amend or modify any other information, statement or disclosure contained in the Original Registration Statement or in Post-Effective Amendment No. 1 thereto. This Post-Effective Amendment No. 2 shall become effective immediately upon filing in accordance with Rule 462(e) under the Securities Act.

PROSPECTUS

CBL & Associates Properties, Inc.

PREFERRED STOCK, COMMON STOCK, DEPOSITARY SHARES,
WARRANTS, DEBT SECURITIES, RIGHTS, UNITS

         CBL & Associates Properties, Inc. may from time to time offer and sell, in one or more offerings and in one or more series:

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  shares of our preferred stock, par value $.01 per share;

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  shares of our common stock, par value $.01 per share;

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  fractional interests in shares of our preferred stock represented by depositary shares;

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  senior and/or subordinated debt securities;

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  warrants for the purchase of shares of our common stock, shares of our preferred stock (or depositary shares representing a fractional interest therein) and/or debt securities;

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  rights to purchase shares of our common stock, shares of our preferred stock (or depositary shares representing a fractional interest therein) and/or debt securities; and

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  units consisting of two or more of these classes or series of securities.

         This prospectus may also be used to offer securities to be issued to limited partners of CBL & Associates Limited Partnership in exchange for partnership interests, or to cover the resale of any of the securities described herein by one or more selling security holders.

         We, or any selling security holders to be identified in the future, may offer these securities in amounts, at prices and on terms determined at the time or times of offering. We may offer any of such securities separately or together, in separate classes or series. The specific terms of any securities to be offered, including the amounts of such securities and the prices at which they are to be offered as well as the specific plan of distribution for any securities to be offered, will be described in a supplement to this prospectus. We also may authorize one or more free writing prospectuses to be provided to you in connection with an offering. We may offer and sell the offered securities directly to you, through agents that we select, or to or through underwriters or dealers that we select. If we use agents, underwriters or dealers to sell these securities, a prospectus supplement will name them and describe their compensation, as well as the net proceeds we expect to receive from such sales.

         The following equity securities are currently listed on the New York Stock Exchange: (i) our common stock is listed under the symbol "CBL"; (ii) our depositary shares, each representing 1/10th of a share of our 7.375% Series D cumulative redeemable preferred stock, are listed under the symbol "CBLprD"; and (iii) our depositary shares, each representing 1/10th of a share of our 6.625% Series E cumulative redeemable preferred stock, are listed under the symbol "CBLprE." Any common stock offered pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance.

         You should read this prospectus, the prospectus supplement for the specific security being offered and any related free writing prospectus carefully before you invest in any of our securities. Our securities may not be sold without delivery of both this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such offered securities.

         Investing in our securities involves risks. You should carefully consider the information under the heading "Risk Factors" on page 4 of this prospectus before you make an investment in any of our offered securities.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 1, 2013.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of an "automatic shelf" registration statement that we filed with the United States Securities and Exchange Commission, or SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), using a "shelf" registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell, from time to time, in one or more offerings, any of the offered securities described in this prospectus. This prospectus provides you with a general description of each type of security we may offer. Each time we offer one or more of such securities, a prospectus supplement will be provided that will contain specific information about the terms of that offering. We also may authorize one or more free writing prospectuses to be provided to you in connection with an offering. The prospectus supplement and any related free writing prospectus may also add to, update or change information contained in this prospectus. Accordingly, to the extent inconsistent, information included or incorporated by reference in this prospectus will be superseded by the information contained in the applicable prospectus supplement and any related free writing prospectus related to such securities. You should read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the information incorporated by reference in this prospectus or a prospectus supplement, before making an investment in any of our offered securities. See "How to Obtain More Information" and "Incorporation of Information Filed with the SEC" for more information.

        You should rely only on the information contained in, or incorporated by reference into, this prospectus, the applicable prospectus supplement and any related free writing prospectus. Neither we nor any underwriter have authorized anyone to provide you with different or inconsistent information, and if anyone provides you with different or inconsistent information you should not rely on it. This document may be used only in jurisdictions where offers and sales of the offered securities are permitted. You should not assume that information contained in this prospectus, any prospectus supplement, any related free writing prospectus, or any document incorporated by reference into this prospectus or any prospectus supplement, is accurate as of any date other than the date on the front page of the document that contains the information, regardless of when this prospectus, any prospectus supplement or any related free writing prospectus is delivered or when any sale of offered securities occurs.

        In this prospectus, we use the terms "the Company," "we," "our" and "us" to refer to CBL & Associates Properties, Inc. and its subsidiaries, except where it is made clear that the term means only the parent company. The term "you" refers to a prospective investor.

HOW TO OBTAIN MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance with those requirements we file annual, quarterly and interim reports, proxy and information statements and other information with the SEC. The reports and other information can be inspected and copied at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Copies of this material can be obtained by mail from the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements and other materials that are filed through the SEC's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. Our website address is cblproperties.com. The reference to our website address does not constitute incorporation by reference of the information contained on the website, which is not part of this prospectus.

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus does not contain all of the information contained or incorporated by reference in that registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, schedules, reports and other information that we have filed with the SEC, as described in the preceding paragraph. Forms of the indenture and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements contained in this prospectus concerning the contents of any document to which we may refer you are not necessarily complete and in each instance we refer you to the applicable document filed with the SEC for more complete information.

INCORPORATION OF INFORMATION FILED WITH THE SEC

        The SEC allows us to "incorporate by reference" the information contained in documents that we have filed or will file with them, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. Information that we file later with the SEC, which is considered part of this prospectus from the date that we file each such document, will automatically update and supersede this information. We incorporate by reference the documents listed below and any filings we will make with the SEC under our SEC File Number 1-12494 under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of securities hereby (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules).

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  The Company's Annual Report on Form 10-K for the year ended December 31, 2012 filed on March 1, 2013 (our "2012 Annual Report").

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  Current Reports on Form 8-K dated and filed on the following dates:

Dated	Filed
January 10, 2013	January 10, 2013
January 31, 2013	February 6, 2013
February 22, 2013	February 28, 2013
  •
  The description of our common stock contained in our Registration Statement on Form 8-A dated October 25, 1993, and any amendment or report filed for the purpose of updating such description.

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  The description of the Depositary Shares, each representing 1/10th of a share of our Series D Preferred Stock contained in our Registration Statement on Form 8-A, filed on December 10, 2004, and any amendment or report filed for the purpose of updating such description.

  •
  The description of the Depositary Shares, each representing 1/10th of a share of our Series E Preferred Stock contained in our Registration Statement on Form 8-A, filed on October 1, 2012, and any amendment or report filed for the purpose of updating such description.

        We will provide to you without charge, upon your written or oral request, a copy of any or all documents incorporated by reference in this prospectus (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents or into this prospectus). Such requests should be directed to our Investor Relations Department, CBL Center, 2030 Hamilton Place Blvd., Suite 500, Chattanooga, Tennessee 37421-6000 (telephone number (423) 855-0001).

 FORWARD-LOOKING STATEMENTS

        This prospectus, any prospectus supplement and any related free writing prospectus, and the documents incorporated by reference herein and therein, as well as other written reports and oral statements made from time to time by the Company, may include forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical fact should be considered to be forward-looking statements.

        Forward-looking statements can often be identified by the use of forward-looking terminology, such as "will," "may," "should," "could," "believes," "expects," "anticipates," "estimates," "intends," "projects," "goals," "objectives," "targets," "predicts," "plans," "seeks," and variations of these words and similar expressions. Any forward-looking statement speaks only as of the date on which it is made and is qualified in its entirety by reference to the factors discussed throughout this prospectus, any prospectus supplement or related free writing prospectus, and in documents incorporated by reference. We do not undertake to update or revise any forward-looking statement to reflect events or circumstances after the date on which it is made.

        Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, forward-looking statements are not guarantees of future performance or results and we can give no assurance that these expectations will be attained. It is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of known and unknown risks and uncertainties. Some of the factors that could cause actual results to differ include, without limitation:

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  general industry, economic and business conditions;

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  interest rate fluctuations;

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  costs and availability of capital, and capital requirements;

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  cost and availability of real estate properties;

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  inability to consummate acquisition opportunities and other risks associated with acquisitions;

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  competition from other companies and retail formats;

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  changes in retail rental rates in our markets;

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  shifts in customer demands;

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  tenant bankruptcies or store closings;

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  changes in vacancy rates at our properties;

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  changes in operating expenses;

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  changes in applicable laws, rules and regulations;

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  the ability to obtain suitable equity and/or debt financing and the continued availability of financing in the amounts and on the terms necessary to support our future business; and

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  other risks referenced from time to time in filings with the SEC and those factors listed or incorporated by reference into this prospectus under the heading "Risk Factors."

        Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the reports we file with the SEC and which are incorporated by reference herein. See "Incorporation of Information Filed with the SEC." In addition, other factors not identified could also have such an effect. We cannot give you any assurance that the forward-looking statements included or incorporated by reference in this prospectus, any prospectus supplement or any related free writing prospectus will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included or incorporated by reference in this prospectus, any prospectus supplement or any related free writing prospectus, you should not regard the inclusion of this information as a representation by us or any other person that the results or conditions described in those statements or objectives and plans will be achieved.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Ratio of Earnings to Fixed Charges

        The table below presents our consolidated ratios of earnings to fixed charges for each of the periods indicated. We compute the ratio of earnings to fixed charges by dividing earnings by fixed charges. For this purpose, earnings is the sum of net income before discontinued operations, equity in earnings of unconsolidated affiliates, noncontrolling interests' share of earnings (excluding those that have not incurred fixed charges) and fixed charges (excluding capitalized interest), plus distributed income from unconsolidated affiliates. In this context, fixed charges consist of interest expense (including interest cost capitalized), amortization of debt issuance costs, the portion of rent expense representing an interest factor, and preferred dividend requirements of consolidated subsidiaries, if any.

Year Ended December 31,
2012	2011	2010	2009	2009
1.66x	1.46x	1.33x	1.27x	1.14x

Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends

        The table below presents our consolidated ratios of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated. We computed these ratios by dividing earnings by combined fixed charges and preferred stock dividends. The terms "earnings" and "fixed charges" have the meanings assigned above. The ratios are based solely on historical financial information and no pro forma adjustments have been made.

Year Ended December 31,
2012	2011	2010	2009	2008
1.41x	1.27x	1.21x	1.19x	1.07x

RISK FACTORS

        Investing in our securities involves certain risks. In deciding whether to invest in our securities, you should carefully consider the risks described under "Risk Factors" in our 2012 Annual Report, in addition to the other information contained in this prospectus, any accompanying prospectus supplement and any related free writing prospectus and the information incorporated by reference herein and therein.

        The risks and uncertainties described in this prospectus and in our 2012 Annual Report are not the only ones we face. Additional risks not currently known to us or that we currently deem immaterial also may impair or harm our financial results and business operations. If any of the events or circumstances described in the risk factors actually occur our business may suffer, the trading price of our common stock or other securities could decline and you could lose all or part of your investment. Statements in or portions of a future document incorporated by reference in this prospectus, including, without limitation, those relating to risk factors, may update and supersede statements in and portions of this prospectus or such incorporated documents.

 CBL & ASSOCIATES PROPERTIES, INC.

        We are a self-managed, self-administered, fully integrated real estate development trust ("REIT") that is engaged in the ownership, development, acquisition, leasing, management and operation of regional shopping malls, open-air centers, associated centers, community centers and office properties. We currently own interests in a portfolio of properties, consisting of enclosed regional malls, open-air centers (including one mixed-use center), associated centers (each of which is part of a regional shopping mall complex), community centers, office buildings (including our corporate office building), and joint venture investments in similar types of properties. We may also own from time to time shopping center properties that are under development or construction, as well as options to acquire certain shopping center development sites. Our shopping center properties are located in 27 states, but are primarily in the southeastern and midwestern United States. We have elected to be taxed as a REIT for federal income tax purposes.

        We conduct substantially all of our business through CBL & Associates Limited Partnership (our "Operating Partnership"). We currently own an indirect majority interest in the Operating Partnership, and one of our wholly owned subsidiaries, CBL Holdings I, Inc., a Delaware corporation, is its sole general partner. To comply with certain technical requirements of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") applicable to REITs, our property management and development activities are carried out through CBL & Associates Management, Inc. (our "Management Company"). The Management Company is a wholly owned subsidiary of the Operating Partnership.

        In order for us to maintain our qualification as a REIT for federal income tax purposes, our Certificate of Incorporation provides for an ownership limit which generally prohibits, with certain exceptions, direct or constructive ownership by one person, as defined in our Certificate of Incorporation, of equity securities representing more than 6% of the combined total value of our outstanding equity securities. Additionally, in order to maintain our qualification as a REIT for U.S. federal income tax purposes, we must distribute each year at least 90% of our taxable income, computed without regard to net capital gains or the dividends-paid deduction, and subject to certain other adjustments. See "Material U.S. Federal Income Tax Considerations" herein for additional information concerning these requirements.

        We were organized on July 13, 1993 as a Delaware corporation to acquire substantially all of the real estate properties owned by our predecessor company, CBL & Associates, Inc., and its affiliates.

        Our principal executive offices are located at CBL Center, 2030 Hamilton Place Blvd., Suite 500, Chattanooga, Tennessee 37421-6000, and our telephone number is (423) 855-0001. Our website address is: cblproperties.com. The reference to our website address does not constitute incorporation by reference of the information contained on the website, which should not be considered part of this prospectus.

USE OF PROCEEDS

        We intend to use the net proceeds from the sale of the offered securities for general corporate purposes, unless otherwise specified in the prospectus supplement relating to a specific offering or in any free writing prospectus we have authorized for use in connection with any such offering. Our general corporate purposes may include, among other things, repayment of existing debt, financing capital commitments and financing future acquisitions. We may invest any funds not required immediately for such purposes in short-term investment grade securities.

        We will not receive proceeds from any sales of securities by persons other than the Company, except as may otherwise be stated in any applicable prospectus supplement or free writing prospectus.

DESCRIPTION OF CAPITAL STOCK

        The following is a summary of the material rights of our capital stock and related provisions of our amended and restated certificate of incorporation, amended and restated bylaws and the provisions of applicable law. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, our amended and restated certificate of incorporation, as amended (the "Certificate of Incorporation"), and amended and restated bylaws, as amended (the "Bylaws"), which we have included as exhibits to our 2011 Annual Report that is incorporated by reference into this prospectus.

        Under our Certificate of Incorporation, we have authority to issue 365,000,000 shares of all classes of capital stock, consisting of 350,000,000 shares of common stock, par value $.01 per share, and 15,000,000 shares of preferred stock, par value $.01 per share. As of December 31, 2012, we had 161,309,652 shares of common stock outstanding, 1,815,000 shares of our 7.375% Series D cumulative redeemable preferred stock, par value $.01 per share ("Series D Preferred Stock") outstanding and 690,000 shares of our 6.625% Series E cumulative redeemable preferred stock, par value $.01 per share ("Series E Preferred Stock") outstanding.

        Our common stock is listed on the New York Stock Exchange under the symbol "CBL." Our depositary shares representing 1/10th of a share of our Series D Preferred Stock are listed on the New York Stock Exchange under the symbol "CBLprD." Our depositary shares representing 1/10th of a share of our Series E Preferred Stock are listed on the New York Stock Exchange under the symbol "CBLprE."

        Pursuant to rights granted to us and the other limited partners in the partnership agreement of the Operating Partnership, each of the limited partners may, subject to certain conditions, exchange its limited partnership interests in the Operating Partnership for shares of our common stock or their cash equivalent, at the Company's election.

Description of Preferred Stock

        Subject to the limitations prescribed by our Certificate of Incorporation, our Board of Directors is authorized to fix the number of shares constituting each series of preferred stock and to fix the designations, powers, preferences and rights of each series and the qualifications, limitations and restrictions thereof, all without any further vote or action by our stockholders. In particular, the Board of Directors may determine for each such series any dividend rate, the date, if any, on which dividends will accumulate, the dates, if any, on which dividends will be payable, any redemption rights of such series, any sinking fund provisions, liquidation rights and preferences, and any conversion rights and voting rights. The preferred stock could have voting or conversion rights that could adversely affect the voting power or other rights of holders of our common stock. Also, the issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of our common stock.

        The preferred stock will, when issued, be fully paid and non-assessable and, unless otherwise provided in the preferred stock designations, will have no preemptive rights. Under Delaware law, holders of our preferred stock generally are not responsible for our debts or obligations. Both our preferred stock and our common stock are subject to certain ownership restrictions designed to help us maintain our qualification as a REIT under the Internal Revenue Code, which are described below under "Description of Common Stock—Restrictions on Transfer."

Series D Preferred Stock

        On December 13, 2004, we issued 7,000,000 depositary shares in a public offering, each representing one-tenth of a share of our Series D Preferred Stock. The Series D Preferred Stock has a liquidation preference of $250.00 per share ($25.00 per depositary share). Dividends on the Series D Preferred Stock are cumulative, accrue from the date of issuance and are payable quarterly in arrears at a rate of $18.4375 per share ($1.84375 per depositary share) per annum. We generally must be current in our dividend payments on the Series D Preferred Stock in order to pay dividends on our common stock. The Series D Preferred Stock has no voting rights, other than limited voting rights concerning the election of additional directors in the event of certain preferred dividend arrearages. The Series D Preferred Stock has no stated maturity, is not subject to any sinking fund or mandatory redemption, and is not convertible into any other securities of the Company. The Series D Preferred Stock could not be redeemed by the Company prior to December 13, 2009. Since that date, the Company has had the right to redeem the shares, in whole or in part, at any time for a cash redemption price of $250.00 per share ($25.00 per depositary share) plus accrued and unpaid dividends.

        In March 2010, we completed an underwritten public offering resulting in the issuance of an additional 6,300,000 depositary shares, each representing 1/10th of a share of our Series D Preferred Stock, and in October 2010, we completed an underwritten public offering resulting in the issuance of an additional 4,850,000 depositary shares, each representing 1/10th of a share of our Series D Preferred Stock. Accordingly, as of December 31, 2012 there are outstanding a total of 18,150,000 depositary shares, each representing 1/10th of a share of our Series D Preferred Stock.

Series E Preferred Stock

        On October 5, 2012, we issued 6,900,000 depositary shares in a public offering, each representing one-tenth of a share of our Series E Preferred Stock. The Series E Preferred Stock has a liquidation preference of $250.00 per share ($25.00 per depositary share). Dividends on the Series E Preferred Stock are cumulative, accrue from the date of issuance and are payable quarterly in arrears at a rate of $16.5625 per share ($1.65625 per depositary share) per annum. We generally must be current in our dividend payments on the Series E Preferred Stock in order to pay dividends on our common stock. We used approximately $115.9 million of the $166.6 million in net proceeds received from this offering to redeem all of our outstanding 7.75% Series C Cumulative Redeemable Preferred Stock, including accrued and unpaid dividends, as of November 5, 2012, with the remaining net proceeds being applied to reduce outstanding balances on our lines of credit.

        The Series E Preferred Stock has no voting rights, other than limited voting rights concerning the election of additional directors in the event of certain preferred dividend arrearages. The Series E Preferred Stock has no stated maturity, is not subject to any sinking fund or mandatory redemption, and, except as described below under "Conversion Rights," is not convertible into any other securities of the Company. We may not redeem the Series E Preferred Stock prior to October 5, 2017, except as described below under "Special Optional Redemption" or, pursuant to the ownership limit contained in our Certificate of Incorporation, under circumstances intended to preserve our status as a real estate investment trust for federal and/or state income tax purposes. In addition, upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem all or a portion of the depositary shares, within 120 days after the first date on which such Change of Control occurred, at $25.00 per depositary share plus all accrued and unpaid dividends to, but not including, the date of redemption. On and after October 5, 2017, we will have the right, at our option, to redeem the outstanding Series E Preferred Stock, in whole or in part, at any time for a cash redemption price of $250.00 per share ($25.00 per depositary share) plus accrued and unpaid dividends to, but not including, the date fixed for redemption.

Special Optional Redemption

        Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the depositary shares representing Series E Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per depositary share (equal to the liquidation preference), plus all accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date (as defined below), we have provided notice of redemption with respect to the depositary shares (pursuant to our optional redemption rights or this special optional redemption right), the holders of depositary shares that are the subject of such notice of redemption will not have the conversion right described below under "Conversion Rights."

        If we choose to exercise our special optional redemption right following a Change of Control, we will furnish a notice of redemption to be sent to each holder of depositary shares no fewer than 30 days nor more than 60 days before the applicable redemption date, specifying: (i) the redemption date; (ii) the redemption price; (iii) the number of depositary shares (and applicable number of shares of Series E Preferred Stock) to be redeemed; (iv) the place or places where depositary receipts evidencing the depositary shares are to be surrendered for payment of the redemption price payable on the redemption date; (v) that the depositary shares are being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Change of Control and a brief description of the transaction(s) constituting such Change of Control; (vi) that the holders of the depositary shares to which the notice relates will not be able to tender such depositary shares for conversion in connection with the Change of Control as described below and each depositary share tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date; and (vii) that dividends on the depositary shares to be redeemed will cease to accrue on the redemption date. No failure to give the notice or any defect in the notice or in the mailing of the notice will affect the validity of the proceedings for the redemption of any depositary shares or shares of Series E Preferred Stock except as to a holder to whom notice was defective or not given.

        A "Change of Control" for purposes of this special optional redemption right or the conversion rights described below for our Series E Preferred Stock, is when the following have occurred and are continuing:

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  the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Company entitling that person to exercise more than 50% of the total voting power of all shares of the Company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

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  following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADSs representing such securities) listed on the NYSE, the NYSE MKT or NASDAQ or listed on an exchange that is a successor to the NYSE, the NYSE MKT or NASDAQ.

Conversion Rights

        Upon the occurrence of a Change of Control, each holder of depositary shares representing interests in our Series E Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date (as defined below), we have provided notice of our election to redeem the depositary shares) to direct the depositary, on such holder's behalf, to convert some or all of the shares of Series E Preferred Stock underlying the depositary shares held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per depositary share to be converted (the "Common Share Conversion Consideration") equal to the lesser of:

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  the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a dividend payment on the Series E Preferred Stock underlying the depositary shares and on or prior to the corresponding dividend payment date on the Series E Preferred Stock, in which case no additional amount for such accrued and unpaid dividends will be included in this sum) by (ii) the Common Share Price (as defined below); and

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  2.3137 (i.e., the Share Cap).

        The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of shares of our common stock), subdivisions or combinations (in each case, a "Share Split") with respect to our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.

        For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of our common stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control conversion right in respect of the depositary shares representing Series E Preferred Stock will not exceed 15,964,530 shares of our common stock (or the equivalent Alternative Conversion Consideration, as applicable) (the "Exchange Cap"). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap, and shall be increased on a pro rata basis with respect to any additional shares of Series E Preferred Stock designated and authorized for issuance pursuant to any subsequent certificate of designations.

        In the case of a Change of Control pursuant to which our common stock will be converted into cash, securities or other property or assets (including any combination thereof) (the "Alternative Form Consideration"), a holder of depositary shares will receive upon conversion of shares of Series E Preferred Stock underlying the depositary shares the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of our shares of common stock equal to the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control (the "Alternative Conversion Consideration," and the Common Share Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the "Conversion Consideration").

        If the holders of shares of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that each of the holders of the depositary shares will receive will be deemed to be the kind and amount of consideration actually received by holders of a majority of the outstanding shares of our common stock that made or voted for such an election (if electing between two types of consideration) or holders of a plurality of the outstanding shares of our common stock that made or voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in such Change of Control.

        We will not issue fractional shares of common stock upon the conversion of the depositary shares. Instead, we will pay the cash value of such fractional shares. Within 15 days following the occurrence of a Change of Control, we will provide to holders of depositary shares, unless we have provided notice of our intention to redeem all of the shares of the Series E Preferred Stock in accordance with their terms, a notice of occurrence of the Change of Control that describes the resulting Change of Control conversion right and provides additional prescribed information concerning the exercise of their Change of Control conversion right.

        For these purposes, the "Change of Control Conversion Date" is the date the depositary shares are to be converted, which will be a business day that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice of occurrence of a Change of Control as described above to the holders of depositary shares. The "Common Share Price" will be: (i) the amount of cash consideration per share of common stock, if the consideration to be received in the Change of Control by the holders of our common stock is solely cash; and (ii) the average of the closing prices for our common stock on the NYSE for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by the holders of our common stock is other than solely cash.

        Holders of depositary shares representing Series E Preferred Stock may withdraw any notice of exercise of a Change of Control conversion right (in whole or in part) by a written notice of withdrawal containing prescribed information, delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. Depositary shares as to which the Change of Control conversion right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control conversion right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided notice of our election to redeem such depositary shares. If we elect to redeem depositary shares that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such depositary shares will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date $25.00 per depositary share, plus any accrued and unpaid dividends thereon to, but not including, the redemption date.

Additional Series of Preferred Stock

        The rights, preferences, privileges and restrictions of any additional series of our preferred stock will be fixed by the certificate of designations relating to the series. A prospectus supplement and, as applicable, any free writing prospectus relating to each series will describe the terms of any offered preferred stock, including:

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  the title and stated value of such preferred stock;

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  the number of shares of that preferred stock offered, the liquidation preference per share and the offering price of such preferred stock;

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  the dividend rates, periods and/or payment dates or methods of calculation thereof applicable to such preferred stock;

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  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends on such preferred stock will accumulate;

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  any voting rights applicable to such preferred stock;

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  the procedures for any auction and remarketing, if any, for such preferred stock;

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  the sinking fund provisions, if any, applicable to such preferred stock;

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  the provisions for redemption, if any, applicable to such preferred stock;

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  any listing of such preferred stock on any securities exchange;

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  the terms and conditions, if any, upon which such preferred stock will be convertible into shares of common stock, including the conversion price (or manner of calculation of the conversion price) and conversion period;

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  a discussion of material U.S. federal income tax considerations applicable to such preferred stock;

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  any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon our liquidation, dissolution or winding up;

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  in addition to those limitations described elsewhere in this prospectus and any prospectus supplement, any other limitations on actual and constructive ownership and restrictions on transfer of such preferred stock, in each case as may be appropriate to preserve our status as a REIT; and

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  any other specific terms, preferences, rights, limitations or restrictions of such preferred stock.

        Unless otherwise specified in the applicable prospectus supplement or in any related free writing prospectus, any offered series of preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:

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  senior to all classes or series of common stock and to all equity securities issued by us the terms of which expressly provide that those equity securities rank junior to such preferred stock;

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  on a parity with all equity securities issued by us the terms of which so provide or which do not expressly provide that those equity securities rank junior or senior to such preferred stock; and

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  junior to all equity securities issued by us the terms of which expressly provide that those equity securities rank senior to such preferred stock.

        The term "equity securities" in the preceding discussion does not include convertible debt securities.

Description of Common Stock

        The following summary description sets forth certain general terms and provisions of the common stock to which any prospectus supplement, and any applicable free writing prospectus, may relate.

Voting Rights

        Holders of our common stock are entitled to one vote per share on all matters voted on by stockholders, including elections of directors, and, except as otherwise required by law or as provided in our Certificate of Incorporation, the holders of those shares exclusively possess all voting power. Under our Certificate of Incorporation, directors are elected by the affirmative vote of the holders of a plurality of the shares of the common stock present or represented at the annual meeting of stockholders. Our Certificate of Incorporation does not provide for cumulative voting in the election of directors.

Dividend and Liquidation Rights

        Subject to any preferential rights of any outstanding series of preferred stock, the holders of common stock are entitled to dividends which may be declared from time to time by our Board of Directors from funds which are legally available, and upon liquidation are entitled to receive pro rata all of our assets available for distribution to such holders. Holders of common stock are not entitled to any preemptive rights. All of the outstanding shares of our common stock are fully paid and non-assessable. Under Delaware law, holders of our common stock generally are not responsible for our debts or obligations.

Restrictions on Transfer

        For us to qualify as a REIT under the Internal Revenue Code, not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of any taxable year. In addition, our capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year and certain percentages of our gross income must be from particular activities.

        To ensure that we remain a qualified REIT, our Certificate of Incorporation contains provisions, collectively referred to as the ownership limit provision, restricting the acquisition of shares of our capital stock. The affirmative vote of 66 2/3% of our outstanding voting stock is required to amend this provision.

        The ownership limit provision provides that, subject to certain exceptions specified in our Certificate of Incorporation:

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  No person (other than Charles Lebovitz, members of the Richard Jacobs Group (as defined), members of the David Jacobs Group (as defined) and their respective affiliates under the applicable attribution rules of the Internal Revenue Code) may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 6% of the value of our outstanding capital stock.

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  Subject to certain restrictions, Charles Lebovitz and his respective affiliates (as defined under the applicable attribution rules of the Internal Revenue Code) may own beneficially or constructively in the aggregate up to 25.4% of the value of the outstanding shares of our capital stock.

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  Subject to certain restrictions, of the group comprised of Richard Jacobs and his respective affiliates and David Jacobs and his respective affiliates (in each case, as defined under the applicable attribution rules of the Internal Revenue Code), any individual person (that is, any person who is treated as an individual for purposes of Section 542(a)(2) of the Internal Revenue Code) may own beneficially or constructively in the aggregate up to 13.9% of the value of the outstanding shares of our capital stock.

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  Subject to certain restrictions, any two individuals of the group comprised of Richard Jacobs and his respective affiliates or of the group comprised of David Jacobs and his respective affiliates may own beneficially or constructively in the aggregate up to 19.9% of the value of the outstanding shares of our capital stock. The group comprised of Richard Jacobs and his respective affiliates and the group comprised of David Jacobs and his respective affiliates, in the aggregate, is also limited to owning, in the aggregate, up to 19.9% of the value of the outstanding shares of our capital stock.

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  Subject to certain restrictions, the overall group composed of Charles Lebovitz and his respective affiliates, Richard Jacobs and his respective affiliates and David Jacobs and his respective affiliates, may own beneficially or constructively in the aggregate up to 37.99% of the value of the outstanding shares of our capital stock.

        The ownership limit is the percentage limitation on ownership applicable to any given person or group pursuant to the ownership limit provisions described above.

        Our Board of Directors may, subject to certain conditions, waive the applicable ownership limit upon receipt of a ruling from the IRS or an opinion of counsel to the effect that such ownership will not jeopardize our status as a REIT. The ownership limit provision will cease to apply only if both our Board of Directors and the holders of a majority of our outstanding voting stock vote to approve the termination of our status as a REIT.

        Any issuance or transfer of capital stock to any person (A) in excess of the applicable ownership limit, (B) which would cause us to be beneficially owned by fewer than 100 persons or (C) which would result in the Company being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code, will be null and void and the intended transferee will acquire no rights to the stock. Our Certificate of Incorporation provides that any acquisition and continued holding or ownership of our capital stock constitutes a continuous representation of compliance with the applicable ownership limit by the beneficial or constructive owner of such stock.

        Any purported transfer or other event that would, if effective, violate the ownership limit or cause the Company to be "closely held" within the meaning of Section 856(h) of the Internal Revenue Code, will be deemed void ab initio with respect to that number of shares of our capital stock that would be owned by the transferee in excess of the applicable ownership limit provision. Such shares would automatically be transferred to a trust, the trustee of which would be designated by us but would not be affiliated with us or with the party prohibited from owning such shares by the ownership limit provision. The trust would be for the exclusive benefit of a charitable beneficiary to be designated by us.

        Any shares so held in trust will be issued and outstanding shares of our capital stock, entitled to the same rights and privileges as all other issued and outstanding shares of capital stock of the same class and series. All dividends and other distributions paid by us with respect to the shares held in trust will be held by the trustee for the benefit of the designated charitable beneficiary. The trustee will have the power to vote all shares held in trust from and after the date the shares are deemed to be transferred into trust. The prohibited owner will be required to repay any dividends or other distributions received by it which are attributable to the shares held in trust if the record date for such dividends or distributions was on or after the date those shares were transferred to the trust. We can take all measures we deem necessary in order to recover such amounts, including, if necessary, withholding any portion of future dividends payable on other shares of our capital stock held by such prohibited owner.

        The trustee will have the exclusive right to designate a permitted transferee to acquire the shares held in trust without violating the applicable ownership limitations for an amount equal to the fair market value (determined at the time of transfer to this permitted transferee) of those shares. The trustee will pay to the aforementioned prohibited owner the lesser of: (a) the value of the shares at the time they were transferred to the trust and (b) the price received by the trustee from the sale of such shares to the permitted transferee. The excess (if any) of (x) the sale proceeds from the transfer to the permitted transferee over (y) the amount paid to the prohibited owner, will be distributed to the charitable beneficiary.

        We or our designee will have the right to purchase any shares-in-trust, within a limited period of time, at a price per share equal to the lesser of (i) the price per share in the transaction that created such shares-in-trust and (ii) the market price per share on the date we, or our designee, exercise such right to purchase such shares-in-trust.

        The ownership limit provision will not be automatically removed even if the REIT provisions of the Internal Revenue Code are changed so as to no longer contain any ownership concentration limitation or if the ownership concentration limitation is increased. Except as otherwise described above, any change in the ownership limit would require an amendment to our Certificate of Incorporation. Such an amendment would require a 66 2/3% vote of the outstanding voting stock. In addition to preserving our status as a REIT, the ownership limit may have the effect of precluding an acquisition of control of the Company without the approval of our Board of Directors.

        All certificates representing shares of any class of stock will bear a legend referring to the restrictions described above.

        All persons who own, directly or by virtue of the attribution provisions of the Internal Revenue Code, more than 5% (or such other percentage as may be required by the Treasury Regulations promulgated under the Internal Revenue Code) of the value of our outstanding shares of capital stock must file an affidavit with us containing the information specified in our Certificate of Incorporation before January 30 of each year. In addition, each stockholder will, upon demand, be required to disclose to us in writing such information with respect to the direct, indirect and constructive ownership of shares of capital stock as our Board of Directors deems necessary to comply with the provisions of the Internal Revenue Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

Limitation of Liability of Directors

        Our Certificate of Incorporation provides that a director will not be personally liable for monetary damages to us or our stockholders for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to us or our stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) pursuant to Section 174 of the Delaware General Corporation Law (regarding certain unlawful distributions); or (iv) for any transaction from which the director derived an improper personal benefit.

        While our Certificate of Incorporation provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, our Certificate of Incorporation will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. The provisions of our Certificate of Incorporation described above apply to our officers only if the respective officer is also one of our directors and is acting in his or her capacity as director, and do not apply to our officers who are not directors.

Indemnification Agreements

        We have entered into indemnification agreements with each of our officers and directors. The indemnification agreements require, among other things, that we indemnify our officers and directors to the fullest extent permitted by law, and advance to our officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. We must also indemnify and advance all expenses incurred by officers and directors who are successful in seeking to enforce their rights under the indemnification agreements, and cover officers and directors under our directors' and officers' liability insurance, provided that such insurance is commercially available at reasonable expense. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in our Certificate of Incorporation and Bylaws, it provides greater assurance to directors and officers that indemnification will be available because, as a contract, it cannot be modified unilaterally in the future by our Board of Directors or by the stockholders to eliminate the rights it provides.

Other Provisions of Our Certificate of Incorporation and Bylaws

        Our Certificate of Incorporation and Bylaws include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our Board of Directors rather than pursue non-negotiated takeover attempts. These provisions include:

        Classified Board of Directors; Removal Only for Cause.    Historically, our Certificate of Incorporation has provided for a Board of Directors divided into three classes, with one class to be elected each year to serve for a three-year term. As a result, at least two annual meetings of stockholders could have been required for the stockholders to change a majority of our Board of Directors. At our 2011 annual meeting, however, our stockholders approved an amendment to our Certificate of Incorporation to provide for the annual election of directors to be phased in over time, so that the current terms of our directors would not be affected. Pursuant to this amendment:

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  each of the three directors elected at our 2012 annual meeting were elected for a one-year term that expires at our annual meeting of stockholders in 2013;

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  our three current directors elected in 2010, whose terms expire at the 2013 annual meeting, will continue to serve until the expiration of their term at the 2013 annual meeting of stockholders and, together with the directors elected at the 2012 annual meeting, will stand for election to a one-year term at the 2013 annual meeting; and

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  thereafter, beginning with the 2014 annual meeting of stockholders, all directors will be elected annually.

        In addition, our stockholders can only remove directors for cause and only by a vote of 75% of the outstanding voting stock. The classification of directors (until it is completely phased out as described above) and the inability of stockholders to remove directors without cause make it more difficult to change the composition of our Board of Directors. The provisions of our Certificate of Incorporation relating to the classification of our Board of Directors may only be amended by a 66 2/3% vote of the outstanding voting stock and the provision relating to the removal for cause may only be amended by a 75% vote of the outstanding voting stock.

        Advance Notice Requirements.    Our Bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of such stockholder proposals must be timely given in writing to our Secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting date. The notice must contain certain information specified in the Bylaws.

        Written Consent of Stockholders.    Our Certificate of Incorporation requires all stockholder actions to be taken by a vote of the stockholders at an annual or special meeting and does not permit action by stockholder consent. These provisions of our Certificate of Incorporation may be amended only by a vote of 80% of the outstanding voting stock.

        Bylaw Amendments.    Amending our Bylaws requires either the approval of our Board of Directors or the vote of 66 2/3% of our outstanding voting stock.

Delaware Anti-Takeover Statute

        We are a Delaware corporation subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an "interested stockholder" (defined generally as a person owning 15% or more of a company's outstanding voting stock) from engaging in a "business combination" (as defined in Section 203) with us for three years following the date that person becomes an interested stockholder unless:

  (a)
  before that person became an interested holder, our Board of Directors approved the transaction in which the interested holder became an interested stockholder or approved the business combination,

  (b)
  upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owns 85% of our voting stock outstanding at the time the transaction commenced (excluding stock held by directors who are also officers and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer), or

  (c)
  simultaneously with or following the transaction in which that person became an interested stockholder, the business combination is approved by our Board of Directors and authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock not owned by the interested stockholder.

        Under Section 203, these restrictions also do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of certain extraordinary transactions involving us and a person who was not an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of our directors, if that extraordinary transaction is approved or not opposed by a majority of the directors who were directors before any person became an interested stockholder in the previous three years or who were recommended for election or elected to succeed such directors by a majority of directors then in office.

DESCRIPTION OF DEPOSITARY SHARES

        We may issue depositary shares, each of which will represent a fractional interest of a share of a particular class or series of our preferred stock, as specified in the applicable prospectus supplement and any related free writing prospectus. Shares of a class or series of preferred stock represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts issued by the preferred stock depositary which will evidence the depositary shares. Subject to the terms of the applicable deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular class or series of preferred stock represented by the depositary shares evidenced by that depositary receipt, to all the rights and preferences of the class or series of preferred stock represented by those depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

        The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of a class or series of preferred stock by us to the preferred stock depositary, we will cause the preferred stock depositary to issue, on our behalf, the depositary receipts.

        The particular terms of any deposit agreement will be described in an applicable prospectus supplement and any related free writing prospectus, together with a description of the terms of the related depositary shares and underlying class or series of preferred stock offered thereby. Such description will include, to the extent applicable to the underlying series of preferred stock, each of the matters specified above in the section captioned "Description of Capital Stock—Description of Preferred Stock."

DESCRIPTION OF DEBT SECURITIES

        The following description, together with the additional information we include in any applicable prospectus supplement and any related free writing prospectus, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any debt securities we offer under a prospectus supplement or related free writing prospectus may differ from the terms we describe below.

        We will issue any senior notes under the senior indenture which we will enter into with the trustee named in the senior indenture. We will issue any subordinated notes under the subordinated indenture which we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. We use the term "indentures" to refer to both the senior indenture and the subordinated indenture.

        The indentures will be qualified under the Trust Indenture Act of 1939. We use the term "trustee" to refer to either the senior trustee or the subordinated trustee, as applicable.

        The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture, including any supplemental indenture, applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement, and any related free writing prospectus, related to the debt securities that we sell under this prospectus, as well as the complete indentures, including any supplemental indentures, that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

        The indentures do not limit the aggregate principal amount of debt securities that may be issued thereunder. The debt securities may be issued from time to time in one or more series, in each case as we establish in one or more supplemental indentures. We need not issue all debt securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders of the series, for issuances of additional securities of that series.

        We will describe in the applicable prospectus supplement and any related free writing prospectus the terms relating to a series of debt securities, including without limitation:

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  the title and any series designation of such debt securities;

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  the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

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  any limit on the amount of such debt securities that may be issued;

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  whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

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  the maturity date(s) of such debt securities;

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  the principal amount due at maturity, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration if other than the full principal amount, and whether such debt securities will be issued with any original issue discount;

  •
  whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

  •
  the interest rate(s) applicable to such debt securities, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

  •
  whether such debt securities will be secured or unsecured, and the terms of any secured debt;

  •
  the provisions relating to any guarantee of any series of debt securities;

  •
  the terms of the subordination applicable to any series of subordinated debt securities;

  •
  any addition or modification to, and any deletion of, any covenant or event of default with respect to the debt securities of any series;

  •
  the place or places where (i) payments on such debt securities will be payable, (ii) debt securities of each series may be surrendered for registration of transfer and exchange and (iii) notices to or demands up on us or the trustee with respect to debt securities of any series may be served, if other than the corporate trust office of the trustee;

  •
  any applicable restrictions on the transfer, sale or other assignment of such debt securities;

  •
  our right, if any, to defer payment of interest on such debt securities, and the maximum length of any such deferral period;

  •
  the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

  •
  any provisions for a sinking fund, purchase or other analogous fund applicable to such debt securities;

  •
  the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder's option to purchase, such series of debt securities;

  •
  a discussion of material United States federal income tax considerations applicable to such debt securities;

  •
  information describing any book-entry features for such series of debt securities;

  •
  if applicable, the procedures for any auction and remarketing of such debt securities;

  •
  the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

  •
  if other than U.S. dollars, the currency in which such series of debt securities will be denominated; and

  •
  any other specific terms, preferences, rights or limitations of, or restrictions on, such debt securities, including any restrictive covenants or events of default provided with respect to such debt securities that are in addition to those described in this prospectus, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of such debt securities.

        One or more series of any such debt securities may be issued as discounted debt securities (bearing no interest or interest at a rate which at the time of issuance is below market rates), to be sold at a substantial discount below their stated principal amount. Material United States federal income tax consequences and other special considerations applicable to any such discounted debt securities will be described in the prospectus supplement relating thereto.

Conversion or Exchange Rights

        We will set forth in the applicable prospectus supplement and any related free writing prospectus the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or other securities, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

        The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquiror of such assets must assume all of our obligations under the indentures and the debt securities.

        If the debt securities are convertible into our other securities, any person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities similar to the debt securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indentures

        The following are events of default under the indentures with respect to any series of debt securities that we may issue:

  •
  if we fail to pay interest when due and payable and our failure continues for 30 days and the time for payment has not been extended or deferred;

  •
  if we fail to pay, when due and payable, the principal, or premium, if any, or any payment required by any sinking or analogous fund established with respect to the debt securities of any series, and the time for payment has not been extended or delayed;

  •
  if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant solely for the benefit of another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

  •
  if specified events of bankruptcy, insolvency or reorganization occur.

        If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal or, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each series of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

        The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the applicable indenture.

        Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

  •
  the direction so given by the holder is not in conflict with any law or the applicable indenture; and

  •
  subject to its duties under the Trust Indenture Act of 1939, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

        A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

  •
  the holder has given written notice to the trustee of a continuing event of default with respect to that series;

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  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee, to institute the proceeding as trustee; and

  •
  the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions, within 90 days after the notice, request and offer.

        These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

        We will periodically file statements with the trustee regarding our compliance with the covenants in the indentures.

Modification of Indentures; Waiver

        We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

  •
  to fix any ambiguity, omission, defect or inconsistency in the indenture;

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  to comply with the provisions described above under "—Consolidation, Merger or Sale";

  •
  to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

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  to evidence and provide for the acceptance of appointment by a successor trustee;

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  to provide for uncertificated debt securities;

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  to add any additional events of default;

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  to provide for the issuance of and establish the form and terms and conditions of any series of debt securities as provided in an indenture, to establish the form of any certifications required to be furnished pursuant to an indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

  •
  to add to, change or eliminate any of the provisions of an indenture in respect of one or more series of debt securities; provided, however, that any such addition, change or elimination not otherwise permitted without the consent of any security holders as described herein shall (i) neither (A) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such debt security with respect to such provision or (ii) become effective only when there is no such debt security outstanding;

  •
  to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

  •
  to make any other provisions with respect to matters or questions arising under an indenture, provided that such action shall not adversely affect the interests of holders or any related coupons in any material respect.

        In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

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  changing the stated fixed maturity of, or any payment date of any installment of interest on, the debt securities;

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  reducing the principal amount, reducing the rate of interest on, or reducing any premium payable upon the redemption of any debt securities; or

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  reducing the percentage of debt securities, the holders of which are required to consent to any supplemental indenture.

Defeasance and Discharge

        The indentures allow us to elect, if we so provide with respect to the debt securities of any series, to terminate (and be deemed to have satisfied) any and all obligations in respect of such debt securities, except for certain obligations:

  •
  to register the transfer or exchange of debt securities,

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  to replace stolen, lost or mutilated debt securities,

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  to maintain paying agencies and hold monies for payment in trust, and,

  •
  if so specified with respect to the debt securities of a certain series, to pay the principal of (and premium, if any) and interest, if any, on such specified debt securities,

on the 91st day after the deposit with the trustee, in trust, of money and/or U.S. government obligations which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay any installment of principal (and premium, if any (and interest, if any)), on and any mandatory sinking fund payments in respect of such debt securities on the stated maturity of such payments in accordance with the terms of the indenture and such debt securities; provided that no event of default or event which with the giving of notice or lapse of time or both would become an event of default with respect to such securities shall have occurred and be continuing on the date of such deposit or at any time during the period ending on the 91st day after such date.

        Such a trust may be established only if, among other things, we have delivered to the trustee an opinion of counsel (who may be counsel to us) to the effect that, based upon applicable U.S. federal income tax law or a ruling published by the U.S. Internal Revenue Service (which opinion must be based on a change in applicable U.S. federal income tax law after the date of the indenture or a ruling published by the U.S. Internal Revenue Service after the date of the indenture), such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to holders of such debt securities. The designation of such provisions, U.S. federal income tax consequences and other considerations applicable thereto will be described in the prospectus supplement relating thereto. If so specified with respect to the debt securities of a series, such a trust may be established only if establishment of the trust would not cause the debt securities of any such series listed on any nationally recognized securities exchange to be de-listed as a result thereof.

Form, Exchange and Transfer

        We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement and any related free writing prospectus, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement and any related free writing prospectus with respect to that series.

        At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

        Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

        We will name in the applicable prospectus supplement and any related free writing prospectus the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

        If we elect to redeem the debt securities of any series, we will not be required to:

  •
  issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

  •
  register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Repurchases on the Open Market

        The Company or any affiliate of the Company may at any time, or from time to time, repurchase any debt security in the open market or otherwise. Such debt securities may, at the option of the Company or the relevant affiliate of the Company, be held, resold or surrendered to the trustee for cancellation.

Information Concerning the Trustee

        The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

        Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

        We will pay principal of, and any premium and interest on, the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make payments of principal or interest by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement and any related free writing prospectus, we will designate an office or agency of the trustee in the City of New York as our paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement or any related free writing prospectus any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

        All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable (or such other shorter period set forth in any applicable escheat or abandoned or unclaimed property law) will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

        The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

        The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of shares of our common stock, shares of our preferred stock (or depositary shares representing a fractional interest therein), or debt securities. We may issue warrants independently of or together with any other securities offered by us in any prospectus supplement and any related free writing prospectus, and we may attach the warrants to, or issue them separately from, shares of common stock, shares of preferred stock, depositary shares representing a fractional interest in preferred stock, or debt securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement and any related free writing prospectus relating to the particular issue of offered warrants. The warrant agent will act solely as our agent in connection with the warrant certificates relating to the warrants and will not assume any obligation or relationship of agency or trust with any holders of warrant certificates or beneficial owners of warrants.

        The applicable prospectus supplement and any related free writing prospectus will describe the terms of the warrants, including as applicable:

  •
  the offering price applicable to the warrants;

  •
  the number of warrants being offered;

  •
  the aggregate number or amount of underlying securities purchasable upon exercise of the warrants and a description of any terms of such underlying securities not already set forth in this prospectus or the applicable prospectus supplement;

  •
  the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

  •
  the exercise price (including any provisions for adjustments to the exercise price), the manner of exercise and the circumstances, if any, that will cause the warrants to be automatically exercised;

  •
  the date, if any, after which the warrants and any underlying securities will be transferable separately;

  •
  the number of warrants outstanding, if any;

  •
  any material United States federal income tax consequences applicable to the warrants;

  •
  the rights, if any, we have to redeem the warrants;

  •
  the terms, if any, on which we may accelerate the date by which the warrants must be exercised; and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

        Warrants will be offered and exercisable for United States dollars only and will be in registered form only.

        Holders of warrants will be able to exchange warrant certificates for new warrant certificates of different denominations, present warrants for registration of transfer, and exercise warrants at the corporate trust office of the warrant agent or any other office as indicated in the applicable prospectus supplement and any related free writing prospectus. Prior to the exercise of any warrants, holders of the warrants to purchase shares of common stock, preferred stock or depositary shares representing fractional interests in preferred stock will not have any rights of holders of shares of such common stock or preferred stock or depositary shares, including the right to receive payments of dividends, if any, or to exercise any applicable right to vote.

        The preceding summary, as well as the more detailed summaries of certain provisions of any offered warrants and the associated warrant agreements that will be contained in the applicable prospectus supplement and any related free writing prospectus, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the warrant agreement and the warrant certificates relating to any such offered series of warrants, which we will file with the SEC and incorporate by reference as an exhibit to the registration statement of which this prospectus is a part at or prior to the time of the issuance of any series of warrants.

        Please refer to the sections captioned "Description of Capital Stock—Description of Common Stock," "Description of Capital Stock—Description of Preferred Stock," "Description of Depositary Shares" and "Description of Debt Securities" above for a general description of the shares of common stock, shares of preferred stock, depositary shares representing fractional interests in shares of preferred stock and debt securities, respectively, that may be acquired upon the exercise of one or more series of warrants, including a description of certain restrictions on the ownership of our common stock and preferred stock designed to preserve our status as a REIT.

DESCRIPTION OF RIGHTS

        We may issue, as a dividend at no cost, to holders of record of our securities or any class or series thereof on the applicable record date, rights for the purchase of shares of our common stock, shares of our preferred stock, depositary shares representing fractional interests in shares of our preferred stock, or debt securities. If such rights are so issued to existing holders of securities, each stockholder right will entitle the registered holder thereof to purchase the securities issuable upon exercise of such rights pursuant to the terms set forth in the applicable prospectus supplement and any related free writing prospectus.

        Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement and any related free writing prospectus. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

        The applicable prospectus supplement and any related free writing prospectus will describe the terms of any rights we issue, including as applicable:

  •
  the record date for determining the persons entitled to participate in the rights distribution;

  •
  the identity of any subscription or rights agent for such rights;

  •
  the aggregate number or amount of underlying securities purchasable upon exercise of the rights and the applicable exercise or subscription price, as well as a description of the terms of such underlying securities to the extent not already set forth elsewhere in this prospectus or in the applicable prospectus supplement;

  •
  the aggregate number of rights being issued;

  •
  the date, if any, on and after which the rights may be transferable separately;

  •
  the date on which the right to exercise the rights commences and the date on which such right expires;

  •
  the number of rights outstanding, if any;

  •
  any material United States federal income tax consequences applicable to the rights; and

  •
  any other terms of the rights, including the terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

        Rights will be exercisable for United States dollars only and will be in registered form only. In addition to the terms of the rights and the securities issuable upon exercise thereof, the applicable prospectus supplement and any related free writing prospectus may describe, for a holder of such rights who validly exercises all rights issued to such holder, how to subscribe for unsubscribed securities, issuable pursuant to unexercised rights issued to other holders, to the extent such rights have not been exercised.

        Holders of rights will not be entitled, by virtue of being such holders, to vote, to consent, to receive interest or dividend payments, to receive notice with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as holders of the underlying securities, except to the extent (if any) described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

        We may issue securities in units, each consisting of two or more types of securities, in any combination. For example, we might issue units consisting of a combination of debt securities and warrants to purchase common stock. The holder of a unit will have the rights and obligations of a holder of each included security. If we issue units, the prospectus supplement and any related free writing prospectus relating to the units will contain the information described above with regard to each of the securities that is a component of the units. In addition, the prospectus supplement and any related free writing prospectus relating to units will describe the terms of any units we issue, including as applicable:

  •
  the title of any series of units;

  •
  the date, if any, on and after which the securities comprising such units may be transferable separately, and any other terms and conditions applicable to such transfers;

  •
  any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units, including information with respect to any applicable book-entry procedures;

  •
  whether we will apply to have such units traded on any securities exchange or securities quotation system;

  •
  any material United States federal income tax consequences applicable to such units, including how, for United States federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities; and

  •
  any other material terms and conditions relating to the units or to the securities included in each unit.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following summary of the material U.S. federal income tax considerations associated with an investment in our securities is based on current law, is for general information only, and is not tax advice. This summary is based on the Internal Revenue Code, Treasury Regulations, administrative interpretations and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. We have not sought any ruling from the Internal Revenue Service with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the Internal Revenue Service will not assert, and that a court will not sustain, a position contrary to any of the tax consequences described below. Furthermore, the following discussion is not exhaustive of all possible tax considerations applicable to our Company as a REIT and to our security holders. It does not provide a detailed discussion of any state, local or foreign tax considerations, nor does it discuss all of the aspects of United States federal income taxation that may be relevant to a security holder in light of his or her particular circumstances or to stockholders who are subject to special treatment under the United States federal income tax laws.

        This summary deals only with offered securities held as "capital assets" (within the meaning of Section 1221 of the Internal Revenue Code) and does not address tax considerations applicable to an investor's particular circumstances or to investors that may be subject to special tax rules, including, without limitation, financial institutions, insurance companies, dealers in securities or currencies, persons subject to the mark-to-market rules of the Internal Revenue Code, persons that will hold notes or our common stock as a position in a hedging transaction, "straddle" or "conversion transaction" for tax purposes, entities treated as partnerships for U.S. federal income tax purposes, U.S. holders (as defined below) that have a "functional currency" other than the U.S. dollar, persons subject to the alternative minimum tax provisions of the Internal Revenue Code and, except as expressly indicated below, tax-exempt organizations.

        In addition, if a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) is a holder of offered securities, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. Holders that are partnerships, and partners in such partnerships, should consult their tax advisors about the U.S. federal income tax consequences of purchasing, holding and disposing of our offered securities.

        Each prospective purchaser of the offered securities is advised to consult his or her own tax advisor regarding the specific tax consequences to the purchaser of the purchase, ownership and sale of the offered securities and of our election to be taxed as a REIT, including the U.S. federal, state, local, foreign and other tax consequences of the purchase, ownership, sale and election and of potential changes in applicable tax laws. In particular, foreign investors should consult their own tax advisors concerning the tax consequences of an investment in our Company, including the possibility of United States income tax withholding on our distributions.

Taxation of CBL

        We have elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code and applicable Treasury Regulations, which set forth the requirements for qualifying as a REIT, commencing with our taxable year ended December 31, 1993. We believe that, commencing with our taxable year ended December 31, 1993, we have been organized and have operated, and are operating, in a manner qualifying us for taxation as a REIT under the Internal Revenue Code. We intend to continue to operate in such a manner, although no assurances can be given that we will operate in a manner necessary to qualify or remain qualified as a REIT.

        The sections of the Internal Revenue Code relating to qualification and operation as a REIT are highly technical and complex. The following sets forth the material aspects of the Internal Revenue Code sections that govern the U.S. federal income tax treatment of a REIT. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions and Treasury Regulations, and administrative and judicial interpretations of the applicable Internal Revenue Code provisions and Treasury Regulations.

        In connection with this filing, Husch Blackwell LLP has rendered an opinion to us that (i) we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code during our taxable years ended December 31, 2005 through December 31, 2012, and (ii) if we continue to be organized and operated after December 31, 2012 in the same manner, we will continue to qualify as a REIT. This opinion is conditioned upon certain assumptions and representations made by us to Husch Blackwell LLP as to factual matters relating to our organization, operation and income, and upon certain representations made by our Chief Legal Officer to Husch Blackwell LLP as to factual and legal matters relating to our income. Husch Blackwell LLP's opinion also is based upon assumptions and our representations as to future conduct, income and assets. In addition, this opinion is based upon our factual representations concerning our business and properties as described in the reports filed by us under the federal securities laws. The opinion of Husch Blackwell LLP is limited to this discussion under the heading "Material U.S. Federal Income Tax Considerations" and is filed as an exhibit to the registration statement of which this prospectus is a part.

        Moreover, our qualification and taxation as a REIT depend on our ability to meet, through actual annual operating results, certain distribution levels, a specified diversity of stock ownership, and the various other qualification tests imposed under the Internal Revenue Code as discussed below. Our annual operating results will not be reviewed by Husch Blackwell LLP. Accordingly, the actual results of our operations for any particular taxable year may not satisfy these requirements. Further, the anticipated income tax treatment described in this prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. While we intend to operate so that we qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given that we satisfy all of the tests for REIT qualification or will continue to do so.

        For as long as we qualify for taxation as a REIT, we generally will not be subject to U.S. federal corporate income taxes on our income that is currently distributed to stockholders. The REIT requirements generally allow a REIT to deduct dividends paid to its stockholders. This treatment substantially eliminates the "double taxation" (once at the corporate level and again at the stockholder level) that generally results from investment in a corporation.

        If we fail to qualify as a REIT in any year, however, we will be subject to U.S. federal income tax as if we were an ordinary corporation. In addition, our stockholders will be taxed in the same manner as stockholders of ordinary corporations (including, in the case of stockholders that are not corporations, potentially being eligible for preferential tax rates on dividends received from us). In that event, we could be subject to potentially significant tax liabilities, the amount of cash available for distribution to our stockholders could be reduced and we would not be obligated to make any distributions. Moreover, we could be disqualified from taxation as a REIT for four taxable years beginning after the first taxable year for which the loss of REIT status occurred. For a discussion of the tax consequences of failure to qualify as a REIT, see "Material U.S. Federal Income Tax Considerations—Failure to Qualify" below.

        Even if we qualify for taxation as a REIT, we may be subject to U.S. federal income tax as follows:

  •
  First, we will be taxed at regular corporate rates on any undistributed "real estate investment trust taxable income," including undistributed net capital gain. However, we can elect to "pass through" any of our taxes paid on our undistributed net capital gain income to our stockholders on a proportional basis.

  •
  Second, under certain circumstances, we may be subject to the "alternative minimum tax" on our items of tax preference, if any.

  •
  Third, if we have (1) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (2) other non-qualifying net income from foreclosure property, we will be subject to tax at the highest corporate rate on such income. Foreclosure property means property acquired by reason of a default on a lease or any indebtedness held by a REIT.

  •
  Fourth, if we have net income from "prohibited transactions" (which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, generally other than property held for at least four years (two years for dispositions after July 30, 2008) that qualify for a statutory safe harbor, foreclosure property, and property involuntarily converted), such income will be subject to a 100% penalty tax.

  •
  Fifth, if we should fail to satisfy the gross income tests or the asset tests, and nonetheless maintain our qualification as a REIT because certain other requirements have been satisfied, we will ordinarily be subject to a penalty tax relating to such failure, computed as described below. Similarly, if we maintain our REIT status despite our failure to satisfy one or more requirements for REIT qualification, other than the gross income tests and asset tests, we must pay a penalty of $50,000 for each such failure.

  •
  Sixth, if we should fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for such year, (2) 95% of our net capital gain income for such year, and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the amounts distributed.

  •
  Seventh, if we acquire in the future any asset from a "C" corporation (i.e., generally a corporation subject to full corporate-level tax) in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and we recognize gain on the disposition of such asset during the 10-year period (5-year period for disposition of assets during 2012 and 2013) beginning on the date on which we acquired such asset, then, to the extent of any built-in, unrealized gain at the time of acquisition, such gain generally will be subject to tax at the highest regular corporate rate.

  •
  Eighth, if we receive non-arm's-length income as a result of services provided by a taxable REIT subsidiary, defined below, to our tenants, or if we receive certain other non-arm's-length income from a taxable REIT subsidiary, we can be subject to a 100% corporate level tax on the amount of the non-arm's-length income.

Requirements for Qualification

Organizational Requirements

        In order to remain qualified as a REIT, we must continue to meet the various requirements under the Internal Revenue Code, discussed below, relating to our organization and sources of income, the nature of our assets, distributions of income to our stockholders, and our diversity of stock ownership.

        The Internal Revenue Code defines a REIT as a corporation, trust or association:

  (1)
  that is managed by one or more trustees or directors,

  (2)
  the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest,

  (3)
  that would be taxable as a domestic corporation but for Sections 856 through 860 of the Internal Revenue Code,

  (4)
  that is neither a financial institution nor an insurance company subject to certain provisions of the Internal Revenue Code,

  (5)
  the beneficial ownership of which is held by 100 or more persons,

  (6)
  not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) at any time during the last half of each taxable year, and

  (7)
  that meets certain other tests, described below, regarding the nature of its income and assets.

        The Internal Revenue Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. For purposes of condition (6), certain tax-exempt entities are generally treated as individuals. However, a pension trust generally will not be considered an individual for purposes of condition (6). Instead, beneficiaries of the pension trust will be treated as holding stock of a REIT in proportion to their actuarial interests in the trust. If we were to fail to satisfy condition (6) during a taxable year, that failure would not result in our disqualification as a REIT under the Internal Revenue Code for such taxable year as long as (i) we satisfied the stockholder demand statement requirements described in the succeeding paragraph and (ii) we did not know, or exercising reasonable diligence would not have known, whether we had failed condition (6).

        We have satisfied the requirements of conditions (1) through (4) and (7), and we believe that the requirements of conditions (5) and (6) have been and are currently satisfied. In addition, our Certificate of Incorporation provides for restrictions regarding transfer of our shares in order to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements. If we fail to satisfy these share ownership requirements, our status as a REIT will terminate, unless we are eligible for the specified relief provisions described below. These transfer restrictions are described under the captions "Description of Capital Stock—Description of Preferred Stock" and "Description of Capital Stock—Description of Common Stock—Restrictions on Transfer" in this prospectus. Moreover, to evidence compliance with these requirements, we must maintain records which disclose the actual ownership of our outstanding common stock and preferred stock. In fulfilling our obligations to maintain records, we must and will demand written statements each year from the record holders of designated percentages of our stock disclosing the actual owners of such stock. A list of those persons failing or refusing to comply with such demand must be maintained as part of our records. A stockholder failing or refusing to comply with our written demand must submit with its U.S. federal income tax returns a similar statement disclosing the actual ownership of stock and certain other information.

        We are treated as having satisfied condition (6) above if we comply with the regulatory requirements to request information from our stockholders regarding their actual ownership of our stock described above, and do not know, or in exercising reasonable diligence would not have known, that we failed to satisfy this condition. If we fail to comply with these regulatory requirements for any taxable year we will be subject to a penalty of $25,000, or $50,000 if such failure was intentional. However, if our failure to comply was due to reasonable cause and not willful neglect, no penalties will be imposed.

        Additionally, a corporation may not elect to become a REIT unless its taxable year is the calendar year. Our taxable year is the calendar year.

        Qualified REIT Subsidiaries.    We currently have two "qualified REIT subsidiaries," CBL Holdings I, Inc. and CBL Holdings II, Inc., and may have additional qualified REIT subsidiaries in the future. A corporation that is a qualified REIT subsidiary will not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a qualified REIT subsidiary will be treated as assets, liabilities, and items of income, deduction, and credit of the REIT. Thus, in applying these requirements, the separate existence of our qualified REIT subsidiaries will be ignored, and all assets, liabilities, and items of income, deduction, and credit of these subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is not subject to U.S. federal income tax and our ownership of the stock of such a subsidiary will not violate the REIT asset tests.

        Taxable REIT Subsidiaries.    We have established several "taxable REIT subsidiaries," including the Management Company, and may establish additional taxable REIT subsidiaries in the future. A "taxable REIT subsidiary" is an entity taxable as a corporation in which we own stock and that elects with us to be treated as a taxable REIT subsidiary under Section 856(l) of the Internal Revenue Code. In addition, if one of our taxable REIT subsidiaries owns, directly or indirectly, securities representing more than 35% of the vote or value of a subsidiary corporation, that subsidiary will also be treated as our taxable REIT subsidiary. A taxable REIT subsidiary is subject to United States federal income tax, and state and local income tax where applicable, as a regular "C" corporation.

        Partnerships.    In the case of a REIT that is a direct or indirect partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share, generally based on its pro rata share of capital interest in the partnership, of the assets of the partnership and will be deemed to be entitled to the gross income of the partnership attributable to that share. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of a partner qualifying as a REIT for purposes of the gross income tests and the asset tests described below. Thus, our proportionate share of the assets, liabilities and items of income, deduction and credit of the Operating Partnership and the property partnerships will be treated as our assets, liabilities and items of income, deduction and credit for purposes of applying the requirements described in this section, provided that the Operating Partnership and property partnerships are treated as partnerships for U.S. federal income tax purposes.

Income Tests

        In order for us to maintain our qualification as a REIT, there are two gross income requirements that must be satisfied annually. First, at least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must consist of defined types of income derived directly or indirectly from investments relating to real property or mortgages on real property, including "rents from real property," as described below, and, in certain circumstances, interest, or from certain types of temporary investments. Second, at least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from real property investments of those kinds, dividends, other types of interest, gain from the sale or disposition of stock or securities that do not constitute dealer property, or any combination of the foregoing. Dividends that we receive on our indirect ownership interest in the Management Company, as well as interest that we receive on our loan to the Management Company and other interest income that is not secured by real estate, generally will be includable under the 95% test but not under the 75% test.

        Rents received or deemed to be received by us will qualify as "rents from real property" for purposes of the gross income tests only if several conditions are met:

  •
  First, the amount of rent must not be based, in whole or in part, on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

  •
  Second, rents received from a tenant will not qualify as rents from real property if we, or a direct or indirect owner of 10% or more of our stock, owns, directly or constructively, 10% or more of the tenant, except that rents received from a taxable REIT subsidiary under certain circumstances qualify as rents from real property even if we own more than a 10% interest in the subsidiary.

  •
  Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

  •
  Fourth, a REIT may provide services to its tenants and the income will qualify as rents from real property if the services are of a type that a tax exempt organization can provide to its tenants without causing its rental income to be unrelated business taxable income under the Internal Revenue Code. Services that would give rise to unrelated business taxable income if provided by a tax exempt organization must be provided either by the Management Company or by an independent contractor who is adequately compensated and from whom the REIT does not derive any income; otherwise, all of the rent received from the tenant for whom the services are provided will fail to qualify as rents from real property if the services income exceeds a de minimis amount. However, rents will not be disqualified if a REIT provides de minimis impermissible services. For this purpose, services provided to tenants of a property are considered de minimis where income derived from the services rendered equals 1% or less of all income derived from the property, with the threshold determined on a property-by-property basis. For purposes of the 1% threshold, the amount treated as received for any service may not be less than 150% of the direct cost incurred in furnishing or rendering the service. Also note, however, that receipts for services furnished, whether or not rendered by an independent contractor, which are not customarily provided to tenants in properties of a similar class in the geographic market in which our property is located will in no event qualify as rents from real property.

        Substantially all of our income is derived from our partnership interest in the Operating Partnership. The Operating Partnership's real estate investments, including those held through the property partnerships, give rise to income that enables us to satisfy all of the income tests described above. The Operating Partnership's income is largely derived from its interests, both direct and indirect, in the properties, which income, for the most part, qualifies as "rents from real property" for purposes of the 75% and the 95% gross income tests. The Operating Partnership also derives dividend income from its interest in the Management Company.

        None of us, the Operating Partnership or any of the property partnerships has a plan or intention to (1) charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage of receipts or sales, as described above) other than relatively minor amounts that do not affect compliance with the above tests; (2) rent any property to a tenant of which we, or an owner of 10% or more of our stock, directly or indirectly, own 10% or more, other than under leases with CBL & Associates, Inc., the Management Company and certain of our affiliates and officers and certain affiliates of those persons that produce a relatively minor amount of non-qualifying income and that we believe will not, either singly or when combined with other non-qualifying income, exceed the limits on non-qualifying income; (3) derive rent attributable to personal property leased in connection with property that exceeds 15% of the total rents other than relatively minor amounts that do not affect compliance with the above tests; or (4) directly perform any services that would give rise to income derived from services that give rise to "unrelated business taxable income" as defined in Section 512(a) of the Internal Revenue Code.

        For purposes of the gross income tests, the term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of the amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentage of receipts or sales. Although the Operating Partnership or the property owners may advance money from time to time to tenants for the purpose of financing tenant improvements, we and the Operating Partnership do not intend to charge interest in any transaction that will depend in whole or in part on the income or profits of any person or to make loans that are not secured by mortgages of real estate in amounts that could jeopardize our compliance with the 5% and 10% asset tests described below.

        The Housing and Economic Recovery Act of 2008 (the "2008 Act") revised the tax treatment of certain foreign currency gains for purposes of the 75% and 95% gross income tests. In general, if we recognize foreign currency gain after July 30, 2008 with respect to income that otherwise qualifies under the 75% or 95% tests, such foreign currency gain will not constitute gross income for purposes of the 75% or 95% tests, respectively.

        As a REIT, we are subject to a 100% penalty tax on income from "prohibited transactions" (generally, income derived from the sale of property held primarily for sale to customers in the ordinary course of business). We intend to hold our properties for investment with a view to long term appreciation and to engage in the business of acquiring, developing, and owning our properties. We have made, and may in the future make, occasional sales of properties consistent with our investment objectives. We do not intend to enter into any sales that are prohibited transactions. The Internal Revenue Service may contend, however, that one or more of these sales is subject to the 100% penalty tax. We believe that no asset owned by us, the Operating Partnership or the property partnerships is held for sale to customers, and that the sale of any property will not be in the ordinary course of our business, or that of the Operating Partnership or the relevant property partnership. Whether property is held primarily for sale to customers in the ordinary course of a trade or business and, therefore, is subject to the 100% penalty tax, depends on the facts and circumstances in effect from time to time, including those related to a particular property.

        Under the Internal Revenue Code, a safe harbor allows us to avoid prohibited transaction treatment if, among other things, (i) we held the disposed property for at least four years and (ii) during the taxable year in which the relevant property was disposed we did not make more than seven property sales (or, alternatively, the aggregate adjusted basis of all properties sold by us during the taxable year did not exceed 10% of our aggregate adjusted basis in our assets as of the beginning of such taxable year). The 2008 Act relaxes these requirements such that, with respect to property dispositions occurring after July 30, 2008, the holding period is reduced to two years and the 10% ceiling may be satisfied by reference to either the adjusted basis or fair market value of our assets. We and the Operating Partnership will attempt to comply with the terms of the applicable safe harbor provisions in the Internal Revenue Code to avoid the characterization of asset sales as prohibited transactions. We may not always be able to comply with the safe harbor provisions of the Internal Revenue Code or avoid owning property that may be characterized as property held primarily for sale to customers in the ordinary course of business.

        If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under certain provisions of the Internal Revenue Code. These relief provisions generally will be available if our failure to meet those tests is due to reasonable cause and not to willful neglect, and we timely comply with requirements for reporting each item of our income to the Internal Revenue Service. It is not possible to state whether in all circumstances we would be entitled to the benefit of these relief provisions. As discussed above in "—Taxation of CBL," even if these relief provisions apply, a tax would be imposed attributable to our non-qualifying income.

        We may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction entered into on or before July 30, 2008 and made to hedge indebtedness incurred or to be incurred by us to acquire or own real estate assets will not constitute gross income for purposes of the 95% gross income test but will constitute non-qualifying income for purposes of the 75% gross income test. Income from such transactions entered into after July 30, 2008 will not constitute gross income for purposes of the 95% and 75% gross income tests. Income from hedging transactions entered into after July 30, 2008 and made primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would qualify under the 75% or 95% income tests (or any property which generates such income or gain) also will not constitute gross income for purposes of the 95% and 75% gross income tests. We must properly identify any such hedges in our books and records. To the extent that we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

Asset Tests

        In order for us to maintain our qualification as a REIT, we, at the close of each quarter of our taxable year, must also satisfy several tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets. Real estate assets for the purpose of this asset test include (1) our allocable share of real estate assets held by partnerships in which we own an interest or held by qualified REIT subsidiaries and (2) stock or debt instruments held for not more than one year purchased with the proceeds of our stock offering or long-term (at least five years) debt offering, cash items and government securities. Second, although the remaining 25% of our assets generally may be invested without restriction, securities in this class may not exceed either (1) 5% of the value of our total assets as to any one nongovernment issuer or (2) 10% of the outstanding voting securities of any one issuer.

        Under the 2008 Act, commencing with our taxable year beginning January 1, 2009, (i) "cash" will include foreign currency for purposes of the 75% asset test if we (or one of our qualified business units) use such foreign currency as our functional currency, but only to the extent such currency is held for use in the normal course of our (or our qualified business unit's) activities that produce income qualifying for purposes of the 75% and 95% income tests, and (ii) if we meet the REIT asset tests as of the close of a quarter we will not fail to meet such tests at the end of a subsequent quarter solely because of a discrepancy caused by fluctuations in foreign currency exchange rates.

        Securities for purposes of the above 5% and 10% asset tests may include debt securities, including debt issued by a partnership. However, debt of an issuer will not count as a security for purposes of the 10% value test if the security qualifies for an exception set forth in the Internal Revenue Code. Beginning in 2005, solely for purposes of the 10% value test, a REIT's interest in the assets of a partnership will be based upon the REIT's proportionate interest in any securities issued by the partnership (including, for this purpose, the REIT's interest as a partner in the partnership and any debt securities issued by the partnership, but excluding any securities qualifying for the "straight debt" or other exceptions described above), valuing any debt instrument at its adjusted issue price.

        IRS Revenue Procedure 2011-16 sets forth safe harbors for the treatment of modified mortgage loans as real estate assets. The IRS will not challenge a REIT's treatment of a mortgage loan modification if (i) the modification was occasioned by default or (ii) the REIT reasonably believes that there is a significant risk of default of the pre-modified loan and the modified loan presents a substantially reduced risk of default. Any modification of a mortgage loan which meets these tests will not be treated as a prohibited transaction.

        In addition to the asset tests described above, we are prohibited from owning more than 10% of the value of the outstanding debt and equity securities of any subsidiary other than a qualified REIT subsidiary, subject to an exception. The exception is that we and a non-qualified REIT subsidiary may make a joint election for the subsidiary to be treated as a "taxable REIT subsidiary." The securities of a taxable REIT subsidiary are not subject to the 10% value test and the 10% voting securities test, and also are exempt from the 5% asset test. However, no more than 20% of the total value of a REIT's assets can be represented by securities of one or more taxable REIT subsidiaries for tax years beginning before July 31, 2008. For tax years beginning on or after July 31, 2008, no more than 25% of the total value of our assets can be represented by securities of one or more taxable REIT subsidiaries. The Management Company is a taxable REIT subsidiary.

        It should be noted that this 25% (formerly 20%) value limitation must be satisfied at the end of any quarter in which we increase our interest in the Management Company. In this respect, if any partner of the Operating Partnership exercises its option to exchange interests in the Operating Partnership for shares of common stock (or we otherwise acquire additional interests in the Operating Partnership), we will thereby increase our proportionate (indirect) ownership interest in the Management Company, thus requiring us to recalculate our ability to meet the 25% (formerly 20%) value test in any quarter in which the exchange option is exercised. Although we plan to take steps to ensure that we satisfy this value test for any quarter with respect to which retesting is to occur, these steps may not always be successful or may require a reduction in the Operating Partnership's overall interest in the Management Company.

        The rules regarding taxable REIT subsidiaries contain provisions generally intended to ensure that transactions between a REIT and its taxable REIT subsidiary occur "at arm's length" and on commercially reasonable terms. These requirements include a provision that prevents a taxable REIT subsidiary from deducting interest on direct or indirect indebtedness to its parent REIT if, under a specified series of tests, the taxable REIT subsidiary is considered to have an excessive interest expense level or debt-to-equity ratio. In addition, a 100% penalty tax can be imposed on the REIT if its loans to, or rental, service or other agreements with, its taxable REIT subsidiary are determined not to be on arm's length terms. No assurance can be given that our loans to, or rental, service or other agreements with, our taxable REIT subsidiaries will be on arm's length terms. A taxable REIT subsidiary is subject to a corporate level tax on its net taxable income, as a result of which our earnings derived through a taxable REIT subsidiary are effectively subject to a corporate level tax notwithstanding our status as a REIT. To the extent that a taxable REIT subsidiary pays dividends to us in a particular calendar year, we may designate a corresponding portion of dividends we pay to our noncorporate stockholders during that year as "qualified dividend income" eligible to be taxed at reduced rates to noncorporate recipients. See "Taxation of U.S. Stockholders" below.

        We believe that we are in compliance with the asset tests. Substantially all of our investments are in properties that are qualifying real estate assets.

        After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as may be required to cure any noncompliance. We cannot ensure that these steps always will be successful.

        Beginning in 2005, if we fail to satisfy the 5% and/or 10% asset tests for a particular quarter, we will not lose our REIT status if the failure is due to the ownership of assets the total value of which does not exceed a specified de minimis threshold, provided that we come into compliance with the asset tests generally within six months after the last day of the quarter in which we identify the failure. In addition, beginning in 2005, other failures to satisfy the asset tests generally will not result in a loss of REIT status if (i) following our identification of the failure, we file a schedule with a description of each asset that caused the failure; (ii) the failure was due to reasonable cause and not to willful neglect; (iii) we come into compliance with the asset tests generally within six months after the last day of the quarter in which the failure was identified; and (iv) we pay a tax equal to the greater of $50,000 or the amount determined by multiplying the highest corporate tax rate by the net income generated by the prohibited assets for the period beginning on the first date of the failure and ending on the earlier of the date we dispose of such assets or the end of the quarter in which we come into compliance with the asset tests.

Annual Distribution Requirements

        In order to remain qualified as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in an amount equal to at least:

  (A)
  the sum of (1) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain and (2) 90% of the net income (after-tax), if any, from foreclosure property, minus

  (B)
  the sum of certain items of noncash income.

In addition, if we dispose of any asset with built-in gain during the ten-year period (5-year period for disposition of assets during 2012 and 2013) beginning on the date we acquired the property from a "C" corporation or became a REIT, we will be required, according to guidance issued by the Internal Revenue Service, to distribute at least 90% of the after tax built-in gain, if any, recognized on the disposition of the asset. These distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid on or before the first regular dividend payment after the declaration, provided such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement. To the extent that we do not distribute all of our net capital gain or distribute at least 90% but less than 100% of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates. If we so choose, we may retain, rather than distribute, our net long-term capital gains and pay the tax on those gains. In this case, our stockholders would include their proportionate share of the undistributed long-term capital gains in income. However, our stockholders would then be deemed to have paid their share of the tax, which would be credited or refunded to them. In addition, our stockholders would be able to increase their basis in our shares they hold by the amount of the undistributed long-term capital gains, less the amount of capital gains tax we paid, included in the stockholders' long-term capital gains.

        Furthermore, if we should fail to distribute during each calendar year at least the sum of:

  (1)
  85% of our ordinary income for the year,

  (2)
  95% of our net capital gain income for the year, and

  (3)
  any undistributed taxable income from prior periods,

we would be subject to a 4% excise tax on the excess of the required distribution over the sum of the amounts actually distributed and the amount of any net capital gains we elected to retain and pay tax on. For these and other purposes, dividends declared by us in October, November or December of one taxable year and payable to a stockholder of record on a specific date in any such month shall be treated as both paid by us and received by the stockholder during such taxable year, provided that the dividend is actually paid by us by January 31 of the following taxable year. We intend to make timely distributions sufficient to satisfy all annual distribution requirements.

        Our taxable income consists substantially of our distributive share of the income of the Operating Partnership. We expect that our taxable income will be less than the cash flow we receive from the Operating Partnership, due to the allowance of depreciation and other non-cash charges in computing REIT taxable income. Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement.

        It is possible that, from time to time, we may experience timing differences between (1) the actual receipt of income and actual payment of deductible expenses and (2) the inclusion of the income and deduction of the expenses in arriving at our taxable income. Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property which exceeds our allocable share of cash attributable to that sale. In these cases, we may have less cash available for distribution than is necessary to meet our annual 90% distribution requirement. To meet the 90% distribution requirement, we may find it appropriate to arrange for short-term or possibly long-term borrowings or to pay distributions in the form of taxable stock dividends. Any borrowings for the purpose of making distributions to stockholders are required to be arranged through the Operating Partnership.

        Additionally, from time to time, REITs may declare taxable dividends payable in cash or stock at the election of each stockholder. For our 2008 and 2009 taxable years, IRS Revenue Procedure 2009-15 provided that a distribution of our stock pursuant to such an election would be considered a taxable distribution of property in an amount equal to the amount of cash that could have been received instead if, among other things, 10% or more of the distribution is payable in cash. IRS Revenue Procedure 2010-12 extended this guidance to our 2010 and 2011 taxable years. The IRS has not issued a Revenue Procedure or any other announcement extending this guidance to our 2012 or later taxable years. Any such dividend would be distributed in a manner intended to count toward satisfaction of our annual distribution requirements and to qualify for the dividends paid deduction. For information regarding the tax consequences of distributions to our stockholders, see "Taxation of U.S. Stockholders" below.

        Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends; however, we will be required to pay applicable penalties and interest to the Internal Revenue Service based upon the amount of any deduction taken for deficiency dividends.

Failure to Qualify

        Beginning in 2005, if we should fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and asset tests, we may retain our REIT qualification if the failures are due to reasonable cause and not willful neglect, and if we pay a penalty of $50,000 for each such failure.

        If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify will not be deductible by us nor will they be required to be made. In this event, to the extent of our current and accumulated earnings and profits, all distributions to stockholders will be taxable as dividend income. In the case of stockholders that are not corporations, any such dividends may be taxable at a maximum rate of 15% during tax years beginning before January 1, 2013 and 20% thereafter. The new 3.8% Medicare tax also is applicable to dividend income for certain U.S. stockholders. See "Taxation of U.S. Stockholders—Recent Legislation" below. In addition, subject to certain limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends-received deduction and noncorporate distributees may be eligible to treat the dividends as "qualified dividend income" taxable at capital gain rates. See "Taxation of U.S. Stockholders" below. Unless we are entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year in which our qualification was lost. It is not possible to state whether we would be entitled to such statutory relief.

Taxation of U.S. Stockholders

        As used in this section, the term "U.S. stockholder" means a beneficial owner of our common or preferred stock that for U.S. federal income tax purposes is (1) a citizen or resident of the United States, (2) a corporation or other entity treated as a corporation for U.S. federal income tax purposes that is created or organized in or under the laws of the United States or of any political subdivision of the United States, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if (a) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons has the authority to control all substantial decisions of the trust or (b) it has a valid election in place to be treated as a U.S. person or otherwise is treated as a U.S. person. For any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable U.S. stockholders will be taxed as follows.

Distributions Generally

        Distributions to U.S. stockholders, other than capital gain dividends discussed below, will constitute dividends to those holders up to the amount of our current or accumulated earnings and profits and are taxable to the stockholders as ordinary income. These distributions are not eligible for the dividends-received deduction for corporations. To the extent that we make distributions in excess of our current or accumulated earnings and profits, the distributions will first be treated as a tax-free return of capital, reducing the tax basis in the U.S. stockholder's shares, and distributions in excess of the U.S. stockholder's tax basis in its shares are taxable as capital gain realized from the sale of the shares. Dividends declared by us in October, November or December of any year payable to a U.S. stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the U.S. stockholder on December 31 of the year, provided that we actually pay the dividend during January of the following calendar year. U.S. stockholders may not include on their own income tax returns any of our tax losses.

        In general, dividends paid by REITs are not eligible for the 20% maximum tax rate on "qualified dividend income" and, as a result, our ordinary REIT dividends will continue to be taxed at the higher ordinary income tax rate. Dividends received by a noncorporate stockholder could be treated as "qualified dividend income," however, to the extent we have dividend income from taxable corporations (such as a taxable REIT subsidiary) and to the extent our dividends are attributable to income that is subject to tax at the REIT level (for example, if we distributed less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our common stock becomes ex-dividend.

        We will be treated as having sufficient earnings and profits to treat as a dividend any distribution we make up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed in "Taxation of CBL" above. As a result, our stockholders may be required to treat certain distributions that would otherwise result in a tax-free return of capital as taxable dividends. Moreover, any deficiency dividend will be treated as a dividend—an ordinary dividend or a capital gain dividend, as the case may be—regardless of our earnings and profits.

        For purposes of determining whether distributions to our stockholders are out of current or accumulated earnings and profits, our earnings and profits are allocated first to our outstanding preferred stock and then to our outstanding common stock.

Dividends Paid Through a Combination of Cash and Issuance of Additional Shares of Stock

        To maintain our qualification as a REIT, we are required each year to distribute to stockholders at least 90% of our net taxable income after certain adjustments. As described above, the IRS has issued guidance regarding the tax treatment of certain stock distributions paid by a REIT in lieu of cash. Under that guidance a REIT may pay up to 90% of a distribution in stock and, provided that such a distribution satisfies certain criteria, apply the distribution to its distribution requirements. As a result of such a distribution, a U.S. holder generally must include the sum of the value of the common stock and the amount of cash received in its gross income as dividend income to the extent that such holder's share of such a distribution is made out of its share of the portion of our current and accumulated earnings and profits allocable to such distribution. The value of any common stock received as part of a distribution generally is equal to the amount of cash that could have been received instead of the common stock. Depending on the circumstances of the holder, the tax on the distribution may exceed the amount of the distribution received in cash, in which case such U.S. holder would have to pay the tax using cash from other sources. If a U.S. holder sells the stock it receives as a dividend in order to pay this tax and the sales proceeds are less than the amount required to be included in income with respect to the dividend, such holder could have a capital loss with respect to the stock sale that could not be used to offset such dividend income. (Furthermore, with respect to non-U.S. holders, we may be required to withhold U.S. tax with respect to such dividend, including the portion that is payable in stock. For additional information, see "Special Tax Considerations for Non-U.S. Stockholders" below.) A holder that receives common stock pursuant to a distribution generally has a tax basis in such common stock equal to the amount of cash that could have been received instead of such common stock, and a holding period in such common stock that begins on the payment date for the distribution.

        While we currently expect to pay quarterly dividends on our common stock in cash, depending upon our liquidity needs, we reserve the right to pay any or all of our quarterly common stock dividends in a combination of shares of common stock and cash in accordance with applicable IRS guidance. Future dividends are determined in the discretion of our Board of Directors and depend on actual and projected cash flow, financial condition, funds from operations, earnings, capital requirements, the annual REIT distribution requirements, contractual prohibitions or other restrictions, applicable law and such other factors as our Board of Directors deems relevant. See "Risk Factors—We may change the dividend policy for our common stock in the future" in our 2012 Annual Report.

Capital Gain Dividends

        Dividends to U.S. stockholders that we properly designate as capital gain dividends will be treated as long-term capital gain, to the extent they do not exceed our actual net capital gain, for the taxable year without regard to the period for which the stockholder has held his stock. Capital gain dividends are not eligible for the dividends-received deduction for corporations; however, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Noncorporate taxpayers are generally taxable at a current maximum tax rate of 20% for long-term capital gain, but such capital gains also will be subject to the new 3.8% Medicare tax on certain U.S. stockholders. See "Recent Legislation" below. A portion of any capital gain dividends received by noncorporate taxpayers might be subject to tax at a 25% rate to the extent attributable to gains realized on the sale of real property that correspond to our "unrecaptured Section 1250 gain."

        If we elect to retain capital gains rather than distribute them, a U.S. stockholder will be deemed to receive a capital gain dividend equal to the amount of its proportionate share of the retained capital gains. In this case, a U.S. stockholder will receive certain tax credits and basis adjustments reflecting the deemed distribution and deemed payment of taxes by the U.S. stockholder.

Tax Considerations Particular to Holders of Depositary Shares

        A holder of depositary shares will be considered to own the preferred stock represented thereby. Accordingly, holders of depositary shares will recognize the income and deductions to which they would be entitled if they were actual holders of such preferred stock. In addition:

  •
  no gain or loss will be recognized for federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares as provided in the applicable deposit agreement for any series of preferred stock;

  •
  the tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon the exchange, be the same as the aggregate tax basis of the depositary shares exchanged for such preferred stock; and

  •
  the holding period for the preferred stock, in the hands of an exchanging owner of depositary shares who held the depositary shares as a capital asset at the time of the exchange, will include the period that the owner held the depositary shares.

Redemptions

        The treatment accorded to any redemption of stock by us for cash can only be determined on the basis of particular facts as to each holder at the time of redemption. Under Section 302 of the Internal Revenue Code, a redemption of our preferred stock will be treated as a sale or exchange of such stock only if the redemption (i) results in a "complete termination" of the holder's actual and constructive interest in all classes of our stock, (ii) is "substantially disproportionate" with respect to such holder's interest in our stock, (iii) is "not essentially equivalent to a dividend" with respect to the holder, or (iv) in the case of noncorporate stockholders, is in "partial liquidation" of us. The determination of ownership for purposes of the foregoing tests will be made by taking into account both shares actually owned by such holder and shares constructively owned by such holder pursuant to Section 318 of the Internal Revenue Code.

        If the redemption of preferred stock does not meet any of these tests under Section 302 of the Internal Revenue Code, then the redemption proceeds received will be treated as a distribution by us with respect to our stock, which will be treated as a dividend to the extent of our current or accumulated earnings and profits. If the redemption is treated as a dividend, the holder's adjusted tax basis in the redeemed preferred stock will be transferred to any other stock of ours directly held by the holder. If the holder owns no other stock of ours but is deemed to hold the stock of a related person, under certain circumstances, such basis may be transferred to such related person, or it may be lost entirely. Proposed regulations have been issued which, if issued in their current form, when effective, would prohibit the shifting of basis and would defer the recovery of the holder's basis in the preferred stock generally until the conditions described in the preceding paragraph are satisfied.

        If a redemption of our preferred stock otherwise treated as a sale or exchange of such stock occurs when there is a dividend arrearage on such stock, a portion of the cash received might be treated as a dividend distribution. The holder will have dividend income to the extent that the dividend arrearage has been declared or the facts show that we were legally obligated to pay the dividend. On the other hand, if the arrearage has not been declared as a dividend and the facts do not show that we were legally obligated to pay the dividend, then, even though the dividend arrearage is included in the redemption price, the entire payment is treated as a part of the sales proceeds of the stock and not as dividend income.

Passive Activity Loss and Investment Interest Limitations

        Our distributions and gain from the disposition of our common or preferred stock will not be treated as passive activity income and, therefore, U.S. stockholders may not be able to apply any passive losses against this income or gain. Our dividends, to the extent they do not constitute a return of capital, will generally be treated as investment income for purposes of the investment income limitation. Net capital gain from the disposition of our common or preferred stock and capital gains generally will be eliminated from investment income unless the taxpayer elects to have the gain taxed at ordinary income rates.

Certain Dispositions of Our Common or Preferred Stock

        A U.S. stockholder will recognize gain or loss on any taxable sale or other disposition of our common or preferred stock in an amount equal to the difference between (1) the amount of cash and the fair market value of any property received on the sale or other disposition and (2) the U.S. stockholder's adjusted basis in the common or preferred stock. This gain or loss generally will be a capital gain or loss, and will be long-term capital gain or loss if the holder held the securities for more than one year. Noncorporate U.S. stockholders are generally taxable at a current maximum rate of 20% on long-term capital gain, but such capital gains also will be subject to the new 3.8% Medicare tax on certain U.S. stockholders. See "Recent Legislation" below. The Internal Revenue Service has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for noncorporate U.S. stockholders) to a portion of capital gain realized by a noncorporate U.S. stockholder on the sale of REIT stock that would correspond to the REIT's "unrecaptured Section 1250 gain." U.S. stockholders are urged to consult with their own tax advisors with respect to their capital gain tax liability. Generally, a corporate U.S. stockholder will be subject to tax at a maximum rate of 35% on capital gain from the sale of our common stock regardless of its holding period for the stock (38% on taxable income between $15 million and $18.33 million).

        In general, any loss upon a sale or exchange of our common stock by a U.S. stockholder who has held such stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of distributions (actually made or deemed made in accordance with the discussion above) from us are required to be treated by such U.S. stockholder as long-term capital gain.

Recent Legislation

        Recently enacted health care legislation, effective for taxable years beginning after December 31, 2012, imposes a new 3.8% Medicare tax on certain U.S. holders who are individuals, estates or trusts and whose income exceeds certain thresholds. This new tax will apply to dividends on and gain from the disposition of our shares.

        In addition, recently enacted legislation regarding foreign account tax compliance, generally effective for payments made after December 31, 2013, imposes a withholding tax of 30% on dividends and gross proceeds from the disposition of our stock paid to certain foreign financial institutions, investment funds and other non-U.S. persons unless various certification, information reporting and certain other requirements are satisfied. Accordingly, the status of the entity through which our stock is held will affect the determination of whether such withholding is required. Similarly, dividends and gross proceeds from the disposition of our stock held by an investor that is a non-financial non-U.S. entity generally will be subject to withholding at a rate of 30% unless such entity either (i) certifies to us that such entity does not have any "substantial United States owners" or (ii) provides certain information regarding its "substantial United States owners," which we will in turn provide to the Secretary of the Treasury. If the payee is a foreign financial institution, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to certain other account holders. We will not pay any additional amounts to holders in respect of any amounts withheld.

        Prospective investors are encouraged to consult their own tax advisors regarding the possible implications of this recently enacted legislation on their investment in our stock.

Treatment of Tax-Exempt U.S. Stockholders

        Our distributions to and any gain upon a disposition of our common or preferred stock by a stockholder that is a tax-exempt entity generally should not constitute unrelated business taxable income, provided that the tax-exempt entity has not financed the acquisition of our common or preferred stock with "acquisition indebtedness" within the meaning of the Internal Revenue Code and that the common or preferred stock is not otherwise used in an unrelated trade or business of the tax-exempt entity. If we were to be a "pension-held REIT" (which we do not expect to be the case) and were to meet certain other requirements, certain pension trusts owning more than 10% of our equity interests could be required to report a portion of any dividends they receive from us as unrelated business taxable income. For tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment in us will constitute unrelated business taxable income unless the organization properly sets aside or reserves such amounts for purposes specified in the Internal Revenue Code. These tax-exempt U.S. stockholders should consult their own tax advisors concerning these "set aside" and reserve requirements.

        As discussed above in relation to taxable U.S. stockholders, we may elect to retain and pay income tax on our long-term capital gains. If we so elect, each stockholder, including tax-exempt stockholders, will be deemed to receive a capital gain dividend equal to the amount of its proportionate share of the retained capital gains, and will receive certain tax credits and basis adjustments reflecting the deemed distribution and deemed payment of taxes by the U.S. stockholder.

Special Tax Considerations for Non-U.S. Stockholders

        The rules governing United States income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates, which we refer to collectively as "non-U.S. stockholders," are complex, and the following discussion is intended only as a summary of these rules. The discussion does not consider any specific facts or circumstances that may apply to a particular non-U.S. stockholder. Special rules may apply to certain non-U.S. stockholders such as "controlled foreign corporations" and "passive foreign investment companies." Prospective non-U.S. stockholders should consult with their own tax advisors to determine the impact of U.S. federal, state and local income tax laws on an investment in our common or preferred stock, including any reporting requirements.

        Ordinary Dividends.    The portion of dividends received by non-U.S. stockholders payable out of our current and accumulated earnings and profits which are not attributable to capital gains and which are not effectively connected with a U.S. trade or business of the non-U.S. stockholder will be subject to U.S. withholding tax at the rate of 30% (unless reduced by an applicable income tax treaty). In general, non-U.S. stockholders will not be considered engaged in a U.S. trade or business solely as a result of their ownership of our common or preferred stock. In cases where the dividend income from a non-U.S. stockholder's investment in our common or preferred stock is effectively connected with the non-U.S. stockholder's conduct of a U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. stockholder), the non-U.S. stockholder generally will be subject to U.S. tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax in the case of a corporate non-U.S. stockholder).

        Non-Dividend Distributions.    Unless our stock constitutes a USRPI (as defined below), distributions by us which are not paid out of our current and accumulated earnings and profits will not be subject to U.S. income or withholding tax. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of our current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. stockholder may seek a refund of such amounts from the Internal Revenue Service if it is subsequently determined that such distribution was, in fact, in excess of our current and accumulated earnings and profits. If our common or preferred stock constitutes a USRPI, a distribution in excess of current and accumulated earnings and profits will be subject to a 10% withholding tax and may be subject to additional taxation under FIRPTA (as defined below). However, the 10% withholding tax will not apply to distributions already subject to the 30% dividend withholding.

        We expect to withhold U.S. federal income tax at the rate of 30% on the gross amount of any distributions of ordinary income made to a non-U.S. stockholder unless (1) a lower treaty rate applies and proper certification is provided or (2) the non-U.S. stockholder files an Internal Revenue Service Form W-8ECI with us claiming that the distribution is effectively connected with the non-U.S. stockholder's conduct of a U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. stockholder). However, the non-U.S. stockholder may seek a refund of such amounts from the Internal Revenue Service if it is subsequently determined that such distribution was, in fact, in excess of our current and accumulated earnings and profits.

        Capital Gain Dividends.    Under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, a distribution made by us to a non-U.S. stockholder, to the extent attributable to gains ("USRPI Capital Gains") from dispositions of United States Real Property Interests, or USRPIs, will be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and therefore will be subject to U.S. income tax at the rates applicable to U.S. stockholders, without regard to whether such distribution is designated as a capital gain dividend. The properties owned by the Operating Partnership generally are USRPIs. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a corporate non-U.S. stockholder that is not entitled to treaty exemption. Notwithstanding the preceding, distributions received on our common or preferred stock, to the extent attributable to USRPI Capital Gains, will not be treated as gain recognized by the non-U.S. stockholder from the sale or exchange of a USRPI if (1) our common or preferred stock is regularly traded on an established securities market located in the United States and (2) the non-U.S. stockholder did not own more than 5% of such class of stock at any time during the 1-year period ending on the date of the distribution. The distribution will instead be treated as an ordinary dividend to the non-U.S. stockholder, and the tax consequences to the non-U.S. stockholder will be as described above under "Ordinary Dividends."

        Distributions attributable to our capital gains which are not USRPI Capital Gains generally will not be subject to income taxation, unless (1) investment in the shares is effectively connected with the

non-U.S. stockholder's U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. stockholder), in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain (except that a corporate non-U.S. stockholder may also be subject to the 30% branch profits tax) or (2) the non-U.S. stockholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are present, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains.

        We generally will be required to withhold and remit to the Internal Revenue Service 35% of any distributions to non-U.S. stockholders that are designated as capital gain dividends, or, if greater, 35% of a distribution that could have been designated as a capital gain dividend. Distributions can be designated as capital gains to the extent of our net capital gain for the taxable year of the distribution. The amount withheld is creditable against the non-U.S. stockholder's U.S. federal income tax liability. This withholding will not apply to any amounts paid to a holder of not more than 5% of our common shares while such shares are regularly traded on an established securities market. Instead, those amounts will be treated as described above under "Ordinary Dividends."

        If our common or preferred stock does not constitute a USRPI, a sale of our common or preferred stock by a non-U.S. stockholder generally will not be subject to U.S. federal income taxation unless (1) investment in the common or preferred stock is effectively connected with the non-U.S. stockholder's U.S. trade or business, in which case, as discussed above, the non-U.S. stockholder would be subject to the same treatment as U.S. stockholders on the gain, (2) investment in the common or preferred stock is attributable to a permanent establishment that the non-U.S. stockholder maintains in the United States if that is required by an applicable income tax treaty as a condition for subjecting the non-U.S. stockholder to U.S. taxation on a net income basis, in which case the same treatment would apply to the non-U.S. stockholder as to U.S. stockholders with respect to the gain or (3) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and who has a tax home in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gain.

        The offered securities will not constitute a USRPI if we are a domestically controlled REIT. A domestically controlled REIT is a real estate investment trust in which at all times during a specified testing period less than 50% in value of its shares is held directly or indirectly by non-U.S. stockholders. We believe we are a domestically controlled REIT, and therefore that the sale of our common or preferred stock will not be subject to taxation under FIRPTA. However, because we are publicly traded, we cannot guarantee that we are or will continue to be a domestically controlled REIT.

        If we did not constitute a domestically controlled REIT, whether a non-U.S. stockholder's sale of our common or preferred stock would be subject to tax under FIRPTA as sale of a USRPI would depend on whether the common or preferred stock is "regularly traded," as defined by applicable Treasury Regulations, on an established securities market (e.g., the New York Stock Exchange, on which the common or preferred stock will be listed) and on the size of the selling stockholder's interest in our company. If the gain on the sale of our common or preferred stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain, and subject to applicable alternative minimum tax or a special alternative minimum tax in the case of nonresident alien individuals. In any event, a purchaser of our common or preferred stock from a non-U.S. stockholder will not be required under FIRPTA to withhold on the purchase price if the purchased common or preferred stock is regularly traded on an established securities market or if we are a domestically controlled REIT. Otherwise, under FIRPTA, the purchaser of common or preferred stock may be required to withhold 10% of the purchase price and remit that amount to the Internal Revenue Service.

Information Reporting Requirements and Backup Withholding Tax

U.S. Stockholders

        We will report to our stockholders and to the Internal Revenue Service the amount of distributions paid during each calendar year, and the amount of tax withheld, if any, with respect to the paid distributions.

        Under certain circumstances, U.S. stockholders may be subject to backup withholding on payments made with respect to, or on cash proceeds of a sale or exchange of, our common or preferred stock. Backup withholding generally will apply if the holder:

  (1)
  fails to furnish its taxpayer identification number, which, for an individual, would be the individual's social security number,

  (2)
  furnishes an incorrect taxpayer identification number,

  (3)
  is notified by the Internal Revenue Service that it has failed to report properly payments of interest and dividends, or

  (4)
  under certain circumstances fails to certify, under penalty of perjury, that it has furnished a correct taxpayer identification number and has not been notified by the Internal Revenue Service that it is subject to backup withholding for failure to report interest and dividend payments.

Backup withholding generally will not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations. U.S. stockholders should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining this exemption.

        Any amount paid as back-up withholding will be credited against the stockholder's income tax liability. Currently, the back-up withholding rate is 28%. In addition, we may be required to withhold a portion of any capital gain distributions made to any stockholders who fail to certify their non-foreign status to us. A stockholder that does not provide us with his correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service.

Non-U.S. Stockholders

        Proceeds from a disposition of our common or preferred stock will not be subject to information reporting and backup withholding if the beneficial owner of the common or preferred stock is a non-U.S. stockholder. However, if the proceeds of a disposition are paid by or through a United States office of a broker, the payment may be subject to backup withholding or information reporting if the broker cannot document that the beneficial owner is a non-U.S. person. In order to document the status of a non-U.S. stockholder, a broker may require the beneficial owner of the common or preferred stock securities to provide it with a completed, executed Internal Revenue Service Form W-8BEN, certifying under penalty of perjury to the beneficial owner's non-U.S. status.

        A non-U.S. stockholder should consult its tax advisor regarding application of withholding and backup withholding in its particular circumstance and the availability of and procedure for obtaining an exemption from withholding and backup withholding under current Treasury Regulations.

Refunds

        Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a stockholder will be allowed as a credit against any U.S. federal income tax liability of the stockholder. If withholding results in an overpayment of taxes, a refund may be obtained, provided that the required procedures are followed.

State and Local Taxation

        We and our stockholders may be subject to state or local taxation in various jurisdictions, including those in which we or our stockholders transact business or reside. The state and local tax treatment of us and our stockholders may not conform to the U.S. federal income tax consequences discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our company.

Tax Aspects of the Operating Partnership

        The following discussion summarizes material U.S. federal income tax considerations applicable solely to our investment in the Operating Partnership through CBL Holdings I and CBL Holdings II. The discussion does not cover state or local tax laws or any U.S. federal tax laws other than income tax laws.

Income Taxation of the Operating Partnership and Its Partners

        Partners, Not the Operating Partnership, Subject to Tax.    A partnership is not a taxable entity for U.S. federal income tax purposes. Rather, we will be required to take into account our allocable share of the Operating Partnership's income, gains, losses, deductions and credits for any taxable year of the Operating Partnership ending within or with our taxable year, without regard to whether we have received or will receive any direct or indirect distribution from the Operating Partnership.

        Operating Partnership Allocations.    Although a partnership agreement will generally determine the allocation of income and losses among partners, these allocations will be disregarded for tax purposes under Section 704(b) of the Internal Revenue Code if they do not comply with the provisions of that section and the Treasury Regulations promulgated under that section.

        If an allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to the item. The Operating Partnership's allocations of taxable income and loss, and those of the property partnerships, are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated under that section.

        Tax Allocations with Respect to Contributed Properties.    Under Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for U.S. federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss that generally is equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of the property at that time (the "book-tax difference"). The partnership agreement for the Operating Partnership requires allocations of income, gain, loss and deduction attributable to contributed property to be made by the Operating Partnership in a manner that is consistent with Section 704(c) of the Internal Revenue Code.

        In general, the partners who contributed appreciated assets to the Operating Partnership will be allocated lower amounts of depreciation deductions for tax purposes and increased taxable income and gain on sale by the Operating Partnership of the contributed assets (including some of our properties). This will tend to eliminate the book-tax difference over time. However, the special allocation rules under Section 704(c) of the Internal Revenue Code do not always entirely rectify the book-tax difference on an annual basis or with respect to a specific taxable transaction, such as a sale. Thus, the carryover basis of the contributed assets in the hands of the Operating Partnership may, as to certain contributed assets, cause us to be allocated lower depreciation and other deductions, and possibly greater amounts of taxable income in the event of a sale of such contributed assets, in excess of the economic or book income allocated to us as a result of such sale. This may cause us to recognize taxable income in excess of cash proceeds, which might adversely affect our ability to comply with the REIT distribution requirements. See "—Requirements for Qualification—Annual Distribution Requirements," above. In addition, the application of Section 704(c) of the Internal Revenue Code to the Operating Partnership is not entirely clear and may be affected by authority that may be promulgated in the future.

        Basis in Operating Partnership Interest.    Our adjusted tax basis in our indirect partnership interest in the Operating Partnership generally (1) will be equal to the amount of cash and the basis of any other property that we contribute to the Operating Partnership, (2) will be increased by (a) our allocable share of the Operating Partnership's income and (b) our allocable share of certain indebtedness of the Operating Partnership and of the property partnerships and (3) will be reduced, but not below zero, by our allocable share of (a) the Operating Partnership's loss and (b) the amount of cash distributed directly or indirectly to us, and by constructive distributions resulting from a reduction in our share of certain indebtedness of the Operating Partnership and of the property partnerships. With respect to increases in our adjusted tax basis in our indirect partnership interest in the Operating Partnership resulting from certain indebtedness of the Operating Partnership, Section 752 of the Internal Revenue Code and the regulations promulgated under that section provide that a partner may include its share of partnership liabilities in its adjusted tax basis of its interest in the partnership to the extent the partner bears the economic risk of loss with respect to the liability. Generally, a partnership's non-recourse debt is shared proportionately by the partners. However, if a partner guarantees partnership debt or is personally liable for all or any portion of the debt, the partner will be deemed to bear the economic risk of loss for the amount of the debt for which it is personally liable. Thus, the partner may include that amount in its adjusted tax basis of its interest in the partnership.

        By virtue of our status as the sole stockholder of CBL Holdings I, which is the sole general partner of the Operating Partnership, we will be deemed to bear the economic risk of loss with respect to indebtedness of the Operating Partnership that is not nonrecourse debt as defined in the Internal Revenue Code. As a result, our adjusted tax basis in our indirect partnership interest in the Operating Partnership may exceed our proportionate share of the total indebtedness of the Operating Partnership.

        If the allocation of our distributive share of the Operating Partnership's loss would reduce the adjusted tax basis of our partnership interest in the Operating Partnership below zero, the recognition of the loss will be deferred until the recognition of the loss would not reduce our adjusted tax basis below zero. To the extent that the Operating Partnership's distributions, or any decrease in our share of the nonrecourse indebtedness of the Operating Partnership or of a property partnership, would reduce our adjusted tax basis below zero, such distributions and constructive distributions will normally be characterized as capital gain, and if our partnership interest in the Operating Partnership has been held for longer than the long-term capital gain holding period (currently, one year), the distributions and constructive distributions will constitute long-term capital gain. Each decrease in our share of the nonrecourse indebtedness of the Operating Partnership or of a property partnership is considered a constructive cash distribution to us.

        Depreciation Deductions Available to the Operating Partnership.    The Operating Partnership was formed in 1993 principally by way of contributions of certain properties or appreciated interests in property partnerships owning properties. Accordingly, the Operating Partnership's depreciation deductions attributable to the properties will be based on the contributing partners' depreciation schedules and in some cases on new schedules under which the property will be depreciated on depreciation schedules of up to 40 years, using, initially, the adjusted basis of the contributed assets in the hands of the contributing partners.

Sale of the Operating Partnership's Property

        Generally, any gain realized by the Operating Partnership on the sale of property held by the Operating Partnership or a property partnership or on the sale of a partnership interest in a property partnership will be capital gain, except for any portion of the gain that is treated as depreciation or cost recovery recapture. Any unrealized gain attributable to the excess of the fair market value of the properties over their adjusted tax bases at the time of contribution to the Operating Partnership must, when recognized by the Operating Partnership, generally be allocated to the limited partners, including CBL & Associates, Inc., under Section 704(c) of the Internal Revenue Code and Treasury Regulations promulgated under that section.

        In the event of the disposition of any of the properties which have pre-contribution gain, all income attributable to the undepreciated gain will be allocated to the limited partners of the Operating Partnership, including to us, and we generally will be allocated only our share of capital gains attributable to depreciation deductions we enjoyed and appreciation, if any, occurring since the acquisition of our interest in the Operating Partnership. Any decision relating to the potential sale of any property that would result in recognition of gain of this kind will be made by the independent directors on our Board of Directors. The Operating Partnership will be required in this case to distribute to its partners all of the net cash proceeds from the sale up to an amount reasonably believed necessary to enable the limited partners, including us, to pay any income tax liability arising from the sale.

        Our share of any gain realized by the Operating Partnership on the sale of any property held by the Operating Partnership or property partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Operating Partnership's or property partnership's trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Under existing law, whether property is inventory or other property held primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. Prohibited transaction income of this kind will also have an adverse effect upon our ability to satisfy the gross income tests for REIT status. For more information regarding the penalty tax and gross income tests, see "—Requirements for Qualification—Income Tests" above. The Operating Partnership and the property partnerships intend to hold their properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating the properties and other shopping centers and to make occasional sales of the properties, including peripheral land, that are consistent with the Operating Partnership's and the property partnerships' investment objectives.

PLAN OF DISTRIBUTION

        We, or any selling security holders, may offer and sell securities to or through underwriters or dealers and may also sell securities directly to other purchasers or through agents, or through any combination of these methods of sale. In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. The applicable prospectus supplement and any related free writing prospectus will set forth the terms of the offering of such securities, including:

  •
  the name or names of any underwriters, dealers or agents and the amounts of any securities underwritten or purchased by each of them,

  •
  the initial public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to underwriters, dealers or agents, and

  •
  any securities exchanges on which the securities may be listed.

        We, or any selling security holders, may distribute the offered securities from time to time in one or more transactions: (1) at a fixed price or prices (which may be changed), (2) at market prices prevailing at the time of sale, (3) at prices related to the prevailing market prices at the time of sale, (4) at prices determined by an auction process or (5) at negotiated prices. We also may distribute the offered securities from time to time in one or more "at the market offerings", within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise. The consideration for the sale of any offered securities may be cash or another form negotiated by the parties. Any initial public offering price and any discounts, commissions or concessions allowed or reallowed or paid to dealers or agents may be changed from time to time.

        If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

        In connection with the sale of our offered securities, underwriters or agents may receive compensation from us, from any selling security holders, or from purchasers of our offered securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell our offered securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our offered securities may be deemed to be underwriters under the Securities Act, and any discounts or commissions they receive and any profit on the sale of our offered securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us and with any selling security holders, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act.

        If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement, as well as any related free writing prospectus, will be used by the underwriters to resell the securities.

        If a dealer is used in the sale of the securities, we, a selling security holder, or an underwriter may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the applicable prospectus supplement the name of the dealer and the terms of the transactions.

        In connection with any offering of the offered securities, certain underwriters or other persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        If indicated in an applicable prospectus supplement, we may authorize underwriters, agents or dealers to solicit offers by institutions to purchase securities at the offering price set forth in that prospectus supplement under delayed delivery contracts providing for payment and delivery on the dates stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate principal amount of securities sold under contracts will be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to our approval.

        We or a selling security holder may directly solicit offers to purchase the securities and we or a selling security holder may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. We, or any selling security holder, may use electronic media, including the internet, to sell offered securities directly. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

        Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, SEC Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

        Underwriters, dealers and agents may engage in transactions with, or perform services for, or be tenants of, us or our Operating Partnership in the ordinary course of business.

        Unless otherwise specified in the applicable prospectus supplement, each series of offered securities will be a new issue with no established trading market, other than the common stock which is listed on the New York Stock Exchange. Any common stock sold pursuant to a prospectus supplement will be listed on such exchange, subject to official notice of issuance. We may elect to list any other offered securities on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for any of our offered securities.

        In order to comply with the securities laws of certain states, if applicable, we will sell our offered securities in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states we may not sell our offered securities unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

 SELLING SECURITY HOLDERS

        Information about selling security holders, if applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated herein by reference.

LEGAL MATTERS

        The validity of the offered securities and certain legal matters described under "Material U.S. Federal Income Tax Considerations" in this prospectus and in any prospectus supplement (as applicable) will be passed upon for us by Husch Blackwell LLP, Chattanooga, Tennessee. Certain partners in Husch Blackwell LLP serve as our assistant secretaries, and certain attorneys who are partners in or employees of Husch Blackwell LLP, and who are engaged in representing the Company, may be deemed to beneficially own (directly or indirectly) an aggregate of 18,127 shares of our Common Stock and 1,500 depositary shares, each representing 1/10th of a share of our Series D Preferred Stock. Any underwriters or selling security holders will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

        The financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from the Company's 2012 Annual Report, and the effectiveness of the Company's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following is a statement of the estimated fees and expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts, commissions and transfer taxes, to be paid by the registrant. The following statement of estimated fees and expenses has been used to demonstrate the expense of an offering and does not represent an estimate of the aggregate amount of securities that may be registered or distributed pursuant to this registration statement because such amount is unknown at this time.

SEC registration fee	(1)
Printing expenses and postage	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Fees and expenses of qualification under state securities laws (including legal fees)	(2)
Transfer Agent's and Depositary's fees and disbursements	(2)
Rating agency fees	(2)
Trustee's fees and expenses	(2)
Miscellaneous (including NYSE listing fees)	(2)

TOTAL	$ (2)

(1)
The registrant is registering an indeterminate amount of securities under this Registration Statement and, in accordance with Rules 456(b) and 457(r), the registrant is deferring payment of the registration fee for the securities offered by this prospectus.

(2)
These fees and expenses are dependent upon the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers.

        We are a Delaware corporation. In our Certificate of Incorporation, we have adopted the provisions of Section 102(b)(7) of the Delaware General Corporation Law (the "Delaware Law"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for monetary damages for breach of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its shareholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) pursuant to Section 174 of the Delaware Law (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or (iv) for any transaction from which a director derived an improper personal benefit.

        We have also adopted indemnification provisions pursuant to Section 145 of the Delaware Law, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person was an officer, director, employee or agent of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers or directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against expenses (including attorneys' fees) that such officer or director actually and reasonably incurred.

        We have entered into indemnification agreements with each of our officers and directors. The indemnification agreements require, among other things, that we indemnify our officers and directors to the fullest extent permitted by law, and advance to our officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. We are also required to indemnify and advance all expenses incurred by officers and directors who are successful in seeking to enforce their rights under the indemnification agreements, and to cover officers and directors under our directors' and officers' liability insurance, provided that such insurance is commercially available at reasonable expense. Although the indemnification agreements offer substantially the same scope of coverage afforded by provisions in our Certificate of Incorporation and Bylaws, they provide greater assurance to directors and officers that indemnification will be available, because, as a contract, they cannot be modified unilaterally in the future by the Board of Directors or by the shareholders to eliminate the rights they provide.

Item 16.    Exhibits.

Exhibit No.	Description
1	Form of Underwriting Agreement.(1)
3.1	Amended and Restated Certificate of Incorporation of CBL & Associates Properties, Inc., as amended through May 2, 2011.(2)
3.2	Amended and Restated Bylaws of CBL & Associates Properties, Inc., as amended through May 2, 2011.(2)
4.1	See Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, as amended, of CBL & Associates Properties, Inc., Exhibits 3.1 and 3.2 above.
4.2	Certificate of Designations, dated June 25, 1998, relating to the registrant's 9.0% Series A Cumulative Redeemable Preferred Stock.(3)
4.3	Certificate of Designation, dated April 30, 1999, relating to the registrant's Series 1999 Junior Participating Preferred Stock.(3)
4.4	Certificate of Designations, dated June 11, 2002, relating to the registrant's 8.75% Series B Cumulative Redeemable Preferred Stock.(4)
4.5	Certificate of Designations, dated August 13, 2003, relating to the registrant's 7.75% Series C Cumulative Redeemable Preferred Stock.(5)
4.6	Certificate of Correction of the Certificate of Designations relating to the registrant's 7.75% Series C Cumulative Redeemable Preferred Stock.(6)
4.7	Certificate of Designations, dated December 10, 2004, relating to the registrant's 7.375% Series D Cumulative Redeemable Preferred Stock.(6)
4.8	Amended and Restated Certificate of Designations, dated February 25, 2010, relating to the registrant's 7.375% Series D Cumulative Redeemable Preferred Stock.(7)

Exhibit No.	Description
4.9	Second Amended and Restated Certificate of Designations, dated October 14, 2010, relating to the registrant's 7.375% Series D Cumulative Redeemable Preferred Stock.(8)
4.10	Form of Indenture for Senior Debt Securities.**
4.11	Form of Indenture for Subordinated Debt Securities.**
4.12	Form of Note for Senior Debt Securities.(1)
4.13	Form of Note for Subordinated Debt Securities.(1)
4.14	Form of Warrant Agreement.(1)
4.15	Form of Warrant Certificate.(1)
4.16	Form of Unit Agreement.(1)
4.17	Certificate of Designations, dated October 1, 2012, relating to the 6.625% Series E Cumulative Redeemable Preferred Stock(9)
5.1	Opinion of Husch Blackwell LLP as to the legality of the securities registered hereunder.**
5.2	Opinion of Husch Blackwell LLP as to the legality of registered securities.(10)
5.3	Opinion of Husch Blackwell LLP as to the legality of registered securities.(11)
5.4	Opinion of Husch Blackwell LLP as to the legality of registered securities.(12)
5.5	Opinion of Husch Blackwell LLP as to the legality of registered securities.(13)
8.1	Tax opinion of Husch Blackwell LLP, counsel for the Company.**
8.2	Tax opinion of Husch Blackwell LLP, counsel for the Company.(11)
12.1	Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Dividends.**
23.1	Consent of Husch Blackwell LLP (included in Exhibit 5.1 and Exhibit 8.1).**
23.2	Consent of Deloitte & Touche LLP.**
23.3	Consent of Deloitte & Touche LLP.**
23.4	Consent of Deloitte & Touche LLP.**
23.5	Consent of Deloitte & Touche LLP.**
23.6	Consent of Deloitte & Touche LLP.**
23.7	Consent of Deloitte & Touche LLP.**
23.8	Consent of Husch Blackwell LLP (included in Exhibit 5.2).(10)
23.9	Consent of Husch Blackwell LLP (included in Exhibit 5.3 and Exhibit 8.2).(11)
23.10	Consent of Husch Blackwell LLP (included in Exhibit 5.4).(12)
23.11	Consent of Husch Blackwell LLP (included in Exhibit 5.5).(13)
23.12	Consent of Deloitte & Touche LLP. Filed herewith.
24	Power of Attorney of certain officers and directors of the Company (included on signature page).

Exhibit No.	Description
25.1	Statement of Eligibility of Trustee on Form T-1.(1)

(1)
To be filed by post-effective amendment, or incorporated by reference from a Current Report on Form 8-K filed pursuant to the Securities Exchange Act of 1934, as appropriate in connection with a particular offering.

(2)
Incorporated by reference from the registrant's Current Report on Form 8-K, filed on May 4, 2011.*

(3)
Incorporated by reference from the registrant's Annual Report on Form 10-K for the year ended December 31, 2001.*

(4)
Incorporated by reference from the registrant's Current Report on Form 8-K, dated June 10, 2002, filed on June 17, 2002.*

(5)
Incorporated by reference to the registrant's Registration Statement on Form 8-A, filed on August 21, 2003.*

(6)
Incorporated by reference to the registrant's Registration Statement on Form 8-A, filed on December 10, 2004.*

(7)
Incorporated by reference from the registrant's Current Report on Form 8-K, filed on March 1, 2010.*

(8)
Incorporated by reference from the registrant's Current Report on Form 8-K, filed on October 18, 2010.*

(9)
Incorporated by reference from the Company's Registration Statement on Form 8-A, filed on October 1, 2012.*

(10)
Incorporated by reference from the registrant's Current Report on Form 8-K, filed on July 3, 2012.*

(11)
Incorporated by reference from the registrant's Current Report on Form 8-K, filed on September 28, 2012.*

(12)
Incorporated by reference from the registrant's Current Report on Form 8-K, filed on October 23, 2012.*

(13)
Incorporated by reference from the registrant's Current Report on Form 8-K, filed on December 14, 2012.*

*
SEC File No. 1-12494

**
Previously filed and incorporated herein by reference thereto.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

          (1)   to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs 1(i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is relying on Rule 430B:

              (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

          The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          (6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (7)   To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

          (8)   To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant, CBL & Associates Properties, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chattanooga, State of Tennessee, on the 1st day of March    , 2013.

CBL & ASSOCIATES PROPERTIES, INC.
By:	/s/ CHARLES B. LEBOVITZ Charles B. Lebovitz Chairman of the Board,

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ CHARLES B. LEBOVITZ Charles B. Lebovitz	Chairman of the Board of Directors	March 1, 2013
/s/ FARZANA K. MITCHELL Farzana K. Mitchell	Executive Vice President—Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	March 1, 2013
* Stephen D. Lebovitz	Director, President and Chief Executive Officer (Principal Executive Officer)	March 1, 2013
* Gary L. Bryenton	Director	March 1, 2013
* Thomas J. DeRosa	Director	March 1, 2013
* Matthew S. Dominski	Director	March 1, 2013
* Gary J. Nay	Director	March 1, 2013

Signature		Title	Date

* Kathleen M. Nelson		Director	March 1, 2013
* Winston W. Walker		Director	March 1, 2013
*By:	/s/ CHARLES B. LEBOVITZ Charles B. Lebovitz, Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
1	Form of Underwriting Agreement.(1)
3.1	Amended and Restated Certificate of Incorporation of CBL & Associates Properties, Inc., as amended through May 2, 2011.(2)
3.2	Amended and Restated Bylaws of CBL & Associates Properties, Inc., as amended through May 2, 2011.(2)
4.1	See Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, as amended, of CBL & Associates Properties, Inc., Exhibits 3.1 and 3.2 above.
4.2	Certificate of Designations, dated June 25, 1998, relating to the registrant's 9.0% Series A Cumulative Redeemable Preferred Stock.(3)
4.3	Certificate of Designation, dated April 30, 1999, relating to the registrant's Series 1999 Junior Participating Preferred Stock.(3)
4.4	Certificate of Designations, dated June 11, 2002, relating to the registrant's 8.75% Series B Cumulative Redeemable Preferred Stock.(4)
4.5	Certificate of Designations, dated August 13, 2003, relating to the registrant's 7.75% Series C Cumulative Redeemable Preferred Stock.(5)
4.6	Certificate of Correction of the Certificate of Designations relating to the registrant's 7.75% Series C Cumulative Redeemable Preferred Stock.(6)
4.7	Certificate of Designations, dated December 10, 2004, relating to the registrant's 7.375% Series D Cumulative Redeemable Preferred Stock.(6)
4.8	Amended and Restated Certificate of Designations, dated February 25, 2010, relating to the registrant's 7.375% Series D Cumulative Redeemable Preferred Stock.(7)
4.9	Second Amended and Restated Certificate of Designations, dated October 14, 2010, relating to the registrant's 7.375% Series D Cumulative Redeemable Preferred Stock.(8)
4.10	Form of Indenture for Senior Debt Securities.**
4.11	Form of Indenture for Subordinated Debt Securities.**
4.12	Form of Note for Senior Debt Securities.(1)
4.13	Form of Note for Subordinated Debt Securities.(1)
4.14	Form of Warrant Agreement.(1)
4.15	Form of Warrant Certificate.(1)
4.16	Form of Unit Agreement.(1)
4.17	Certificate of Designations, dated October 1, 2012, relating to the 6.625% Series E Cumulative Redeemable Preferred Stock(9)
5.1	Opinion of Husch Blackwell LLP as to the legality of the securities registered hereunder.**
5.2	Opinion of Husch Blackwell LLP as to the legality of registered securities.(10)
5.3	Opinion of Husch Blackwell LLP as to the legality of registered securities.(11)
5.4	Opinion of Husch Blackwell LLP as to the legality of registered securities.(12)
5.5	Opinion of Husch Blackwell LLP as to the legality of registered securities.(13)

Exhibit No.	Description
8.1	Tax opinion of Husch Blackwell LLP, counsel for the Company.**
8.2	Tax opinion of Husch Blackwell LLP, counsel for the Company.(11)
12.1	Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Dividends.**
23.1	Consent of Husch Blackwell LLP (included in Exhibit 5.1 and Exhibit 8.1).**
23.2	Consent of Deloitte & Touche LLP.**
23.3	Consent of Deloitte & Touche LLP.**
23.4	Consent of Deloitte & Touche LLP.**
23.5	Consent of Deloitte & Touche LLP.**
23.6	Consent of Deloitte & Touche LLP.**
23.7	Consent of Deloitte & Touche LLP.**
23.8	Consent of Husch Blackwell LLP (included in Exhibit 5.2).(10)
23.9	Consent of Husch Blackwell LLP (included in Exhibit 5.3 and Exhibit 8.2).(11)
23.10	Consent of Husch Blackwell LLP (included in Exhibit 5.4).(12)
23.11	Consent of Husch Blackwell LLP (included in Exhibit 5.5).(13)
23.12	Consent of Deloitte & Touche LLP. Filed herewith.
24	Power of Attorney of certain officers and directors of the Company (included on signature page).
25.1	Statement of Eligibility of Trustee on Form T-1.(1)

(1)
To be filed by post-effective amendment, or incorporated by reference from a Current Report on Form 8-K filed pursuant to the Securities Exchange Act of 1934, as appropriate in connection with a particular offering.

(2)
Incorporated by reference from the registrant's Current Report on Form 8-K, filed on May 4, 2011.*

(3)
Incorporated by reference from the registrant's Annual Report on Form 10-K for the year ended December 31, 2001.*

(4)
Incorporated by reference from the registrant's Current Report on Form 8-K, dated June 10, 2002, filed on June 17, 2002.*

(5)
Incorporated by reference to the registrant's Registration Statement on Form 8-A, filed on August 21, 2003.*

(6)
Incorporated by reference to the registrant's Registration Statement on Form 8-A, filed on December 10, 2004.*

(7)
Incorporated by reference from the registrant's Current Report on Form 8-K, filed on March 1, 2010.*

(8)
Incorporated by reference from the registrant's Current Report on Form 8-K, filed on October 18, 2010.*

(9)
Incorporated by reference from the Company's Registration Statement on Form 8-A, filed on October 1, 2012.*

(10)
Incorporated by reference from the registrant's Current Report on Form 8-K, filed on July 3, 2012.*

(11)
Incorporated by reference from the registrant's Current Report on Form 8-K, filed on September 28, 2012.*

(12)
Incorporated by reference from the registrant's Current Report on Form 8-K, filed on October 23, 2012.*

(13)
Incorporated by reference from the registrant's Current Report on Form 8-K, filed on December 14, 2012.*

*
SEC File No. 1-12494

**
Previously filed and incorporated herein by reference thereto.